SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant        [X]
Filed by a Party other than the Registrant      [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement	[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ENDOCARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement no.:

3)	Filing Party:

4)	Date Filed:

ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618

November 18, 2003

Dear Stockholder of Endocare, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Endocare, Inc. to be held on Thursday, December 11, 2003 at 9:00 a.m. Pacific time at the Company’s executive offices located at 201 Technology Drive, Irvine, California.

        We have provided details of the business to be conducted at the Annual Meeting in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        You also should be aware that Douglas O. Chinn, M.D., Solana Capital Partners, Inc., David Eller, William A. Barry, Joseph L. D’Angelo, Robert P. Fry, M.D., J.D., Kurt Landgraf and John R. Queen, operating through a self supported organization called the Committee to Revitalize Endocare (the “Dissident Stockholders”), have filed proxy materials and commenced a proxy contest in opposition to the director nominees recommended by the Company’s Board of Directors. The Dissident Stockholders will be seeking your support to elect their seven nominees. We urge you to reject the nominees of the Dissident Stockholders and not to sign any proxy they may send to you.

        In order for us to have an efficient meeting, please sign, date and return the enclosed BLUE proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ William J. Nydam
William J. Nydam President and Chief Operating Officer
Irvine, California

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed BLUE proxy as promptly as possible and return it in the enclosed envelope. You do not need to add postage if mailed in the United States. Voting instructions are included with your BLUE proxy card.

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ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 11, 2003

Dear Stockholder of Endocare, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Endocare, Inc., a Delaware corporation (the “Company”), will be held at the Company’s executive offices located at 201 Technology Drive, Irvine, California on Thursday, December 11, 2003 at 9:00 a.m. Pacific time, for the following purposes:

1. To elect seven (7) directors to the Board of Directors of the Company to serve during the ensuing year or until their successors are duly elected and qualified;

2. To approve an amendment and restatement of the Company’s 1995 Stock Plan (the “Plan”) to increase the maximum number of shares with respect to which options and stock purchase rights may be granted to any participant in the Plan in any fiscal year from 100,000 to 1,500,000 shares;

3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

4. To transact any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on November 6, 2003 will be entitled to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return the enclosed BLUE proxy card in the reply envelope provided. Voting instructions are included with your BLUE proxy card. Should you receive more than one BLUE proxy because your shares are registered in different names and addresses, each BLUE proxy should be signed, dated and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your BLUE proxy will assist us in preparing for the Annual Meeting.

        The Board of Directors also urges you not to sign any proxy sent to you by Douglas O. Chinn, M.D., Solana Capital Partners, Inc., David Eller, William A. Barry, Joseph L. D’Angelo, Robert P. Fry, M.D., J.D., Kurt Landgraf and John R. Queen, operating through a self supported organization called the Committee to Revitalize Endocare (the “Dissident Stockholders”). Even if you have previously signed a proxy sent to you by the Dissident Stockholders, you can revoke that earlier proxy and vote for the Board of Directors’ nominees by signing, dating and returning the enclosed BLUE proxy in the reply envelope provided.

By Order of the Board of Directors

/s/ Katherine Greenberg
Katherine Greenberg Senior Vice President, Chief Financial Officer and Secretary

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Irvine, California
November 18, 2003

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED BLUE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

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ENDOCARE, INC.
201 Technology Drive
Irvine, California 92618

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 11, 2003

GENERAL

        The enclosed BLUE proxy is solicited on behalf of the Board of Directors of Endocare, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on December 11, 2003 (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific time at the Company’s executive offices, which are located at 201 Technology Drive, Irvine, California. This Proxy Statement and accompanying BLUE proxy were first mailed to stockholders on or about November 24, 2003, to all stockholders entitled to vote at the Annual Meeting.

        On March 10, 2003, Douglas O. Chinn, M.D., through his counsel, sent a letter to the Board of Directors of the Company outlining Dr. Chinn’s complaints concerning the Company’s Board of Directors and management. On April 7, 2003, Dr. Chinn sent a second letter to the Board of Directors of the Company, which demanded, among other things, that all of the members of the Company’s Board of Directors resign and be replaced with Dr. Chinn’s slate of directors. Thereafter, Dr. Chinn, Solana Capital Partners, Inc., David Eller, William A. Barry, Joseph L. D’Angelo, Robert P. Fry, M.D., J.D., Kurt Landgraf and John R. Queen, operating through a self supported organization called the Committee to Revitalize Endocare (the “Dissident Stockholders”), filed preliminary proxy materials with the Securities and Exchange Commission indicating that they intend to solicit stockholders in support of their slate of directors.

        On June 13, 2003, the Company issued an open letter to stockholders that described, among other things, the Dissident Stockholders’ failure to disclose certain agreements in the preliminary proxy materials that they filed on May 8, 2003 with the Securities and Exchange Commission. The Dissident Stockholders subsequently filed amended proxy materials that disclosed each of the agreements. On July 18, 2003, the Company filed with the Securities and Exchange Commission a revised version of the open letter to stockholders in order to respond to comments from the Securities and Exchange Commission. Attached as Appendix A is a revised version of the open letter to stockholders that has been updated to reflect information subsequently disclosed by the Dissident Stockholders and to respond to additional comments from the Securities and Exchange Commission. This revised version of the letter was filed with the Securities and Exchange Commission on October 1, 2003, except that the date of the Annual Meeting has been updated to reflect the December 11, 2003 date.

        After careful consideration, the Board of Directors has determined to oppose the Dissident Stockholders’ slate of directors and is soliciting votes FOR the slate of directors recommended by the Board of Directors.

        The Board of Directors urges you not to sign any proxy sent to you by the Dissident Stockholders, including the GOLD proxy. If you have already done so, you may revoke your previously signed proxy by delivering a written notice of revocation or a later dated BLUE proxy in the enclosed envelope.

        It will not help the Board of Directors to return any proxy sent to you by the Dissident Stockholders marked to indicate that you “abstain” from voting for the Dissident Stockholders’ nominees. The only way to support the nominees of the Board of Directors is to vote “FOR” the nominees of the Board of Directors on the enclosed BLUE proxy.

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Voting

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. Each stockholder is entitled to one vote for each share of the Company’s common stock, par value $.001 (the “Common Stock”), held by such stockholder on November 6, 2003, the record date for determining which stockholders are entitled to vote at the Annual Meeting. On September 30, 2003, there were approximately 24,312,454 issued and outstanding shares of Common Stock. The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for transaction of business at the Annual Meeting.

        All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. The directors, however, will be elected by plurality vote, and votes that are withheld will be excluded entirely from the vote and will have no effect. Stockholders may not cumulate votes in the election of directors. All other matters to be acted upon by the stockholders at the Annual Meeting will require the approval of the holders of a majority of the outstanding Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. With respect to such matters, abstentions will have the effect of negative votes, and broker non-votes will not be counted for purposes of determining whether any of those proposals have been approved.

Proxies

        The Board of Directors has selected William J. Nydam and Katherine Greenberg, and each of them, to serve as Proxyholders for the Annual Meeting. If a stockholder properly signs and returns the enclosed form of BLUE proxy, the Proxyholders will vote the shares represented by such BLUE proxy at the Annual Meeting in accordance with the instructions the stockholder writes on the BLUE proxy. If the BLUE proxy does not specify how the shares are to be voted, the BLUE proxy will be voted FOR the election of each of the directors nominated by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the BLUE proxy will be voted FOR the approval of Proposals 2 and 3 described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement. In addition, the shares represented by the BLUE proxy will be voted in accordance with the discretion of the Proxyholders on all other matters that properly come before the Annual Meeting.

        You may revoke or change your BLUE proxy at any time before the Annual Meeting by mailing the Secretary of the Company at the Company’s executive offices located at 201 Technology Drive, Irvine, California 92618, a notice of revocation or another signed BLUE proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

        We do not know of other matters to be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of BLUE proxy to vote the shares they represent as the Board or Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed BLUE proxy.

Solicitation

        The Company will bear the entire cost of soliciting BLUE proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the BLUE proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage firms, banks, nominees, custodians and fiduciaries holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of BLUE proxies by mail may be supplemented by solicitation by telephone or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers or employees of the Company for any such services. To assist in the solicitation process, the Company has contracted with Innisfree M&A Incorporated to solicit BLUE proxies on the Board of Directors’ behalf, including soliciting BLUE proxies from brokerage firms, banks, nominees, custodians and fiduciaries. The fees for these services are expected to total approximately $175,000 if the Annual Meeting remains contested and $25,000 if the Annual Meeting becomes uncontested. Innisfree expects that approximately 30 of its employees will assist in the solicitation.

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        The Company entered into an agreement with Innisfree on May 1, 2003. The Company paid to Innisfree a $25,000 non-refundable retainer upon execution of this agreement for Innisfree’s proxy solicitation services. This agreement provides that the Company will pay to Innisfree an additional fee of $150,000 in the event that the Annual Meeting is contested. The agreement also provides that:

•	in the event of a special meeting or unsolicited tender offer, the Company agrees to retain Innisfree, and Innisfree agrees to represent the Company, at fees and terms to be mutually determined;

•	if Innisfree is requested to make calls to or receive calls from individual recordholders or non-objecting beneficial owners, the Company will pay Innisfree $5.00 per such call, which amount includes all line charges;

•	the Company will reimburse Innisfree, pay directly, or, where requested by Innisfree in special situations, advance sufficient funds to Innisfree for payment of certain costs and expenses relating to Innisfree’s performance of its obligations under the agreement; and

•	the Company agrees to indemnify and hold Innisfree harmless against any loss, damage, expense (including, without limitation, legal and other related fees and expenses), liability or claim arising out of Innisfree’s fulfillment of the agreement (expect for any loss, damage, expense, liability or claim resulting out of Innisfree’s own negligence or misconduct).

        The Company’s expenses related to the solicitation in excess of those normally spent for an annual meeting as a result of the proxy contest and excluding salaries and wages of the Company’s regular employees and officers are estimated to be approximately $300,000 of which approximately $90,000 has been spent as of September 30, 2003.

        The Company and its directors and executive officers, including one former executive officer, may be deemed to be participants in the solicitation of proxies from stockholders with respect to the Annual Meeting. Information regarding these persons’ ownership of the Company’s Common Stock as of September 30, 2003 is set forth below in “Principal Stockholders.” Appendix B contains additional information regarding these persons, including a table listing these persons’ transactions in the Company’s securities within the past two years.

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PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        The persons named below are nominees for director to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. The Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or the stockholders, and shall be within the range of three to seven directors. The authorized number of directors is currently set at seven directors. The Board of Directors has selected seven nominees, all of whom are currently directors of the Company. Each person nominated for election has agreed to serve if elected. Unless otherwise instructed, the Proxyholders will vote the BLUE proxies received by them for the nominees named below. The BLUE proxies received by the Proxyholders cannot be voted for more than seven directors and, unless otherwise instructed, the Proxyholders will vote such BLUE proxies for the nominees named below. The seven candidates receiving the highest number of affirmative votes of the shares of Common Stock entitled to vote at the Annual Meeting will be elected directors of the Company. As of the date of this Proxy Statement, neither the Board of Directors nor management are aware of any nominee who is unable to or will decline to serve as a director if elected. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the BLUE proxies will be voted for any nominees who may be designated by the present Board of Directors to fill the vacancy.

        No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

Directors and Nominees

        Information is set forth below concerning the seven nominees selected by the Board of Directors. All of the nominees currently serve as directors. Information regarding each nominee’s beneficial ownership of the Company’s Common Stock as of September 30, 2003 is set forth below in “Principal Stockholders.” Each nominee has consented to being named in this Proxy Statement as a nominee for director and has agreed to serve as a director if elected. Ages are shown as of September 30, 2003.

Mr. Matricaria currently is serving as the Company’s Lead Director. As the Lead Director, Mr. Matricaria:

•	assists the Chairman (if any) in developing Board meeting agendas;

•	presides over Board meetings in the Chairman’s absence;

•	presides over all executive sessions of the Company’s independent directors; and

•	consults with management as the principal representative of the independent directors.

        Interested parties may communicate directly with Mr. Matricaria by writing to Mr. Ronald A. Matricaria, Lead Director, c/o Corporate Secretary, Endocare, Inc., 201 Technology Drive, Irvine, California 92618.

        On June 19, 2003, the Board of Directors established a Nominating Committee for purposes of monitoring the size and composition of the Board and reviewing and recommending candidates for Board membership.  In particular, the Board directed the Nominating Committee to focus on strengthening the Board by searching for candidates with significant financial, operational and/or sales and marketing expertise, or health care experience.  The Nominating Committee currently is engaged in a search for director candidates who possess such expertise and are “independent,” as defined in the Nasdaq listing standards.  After candidates are identified and selected, the Nominating Committee expects that one or more directors will resign as directors and those candidates will be appointed in their place.  Under the Company’s Bylaws, vacancies resulting from the resignation of one or more directors may be filled by a majority of the directors then in office, without the vote of the Company’s stockholders.

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Name	Age	Position with the Company

Peter F. Bernardoni *	44	Director

Robert F. Byrnes †*	59	Director

Benjamin Gerson, M.D. *+	55	Director

Ronald A. Matricaria +	61	Lead Director

Terrence A. Noonan †	66	Director

Michael J. Strauss, M.D. +	49	Director

Thomas R. Testman †+	66	Director

†	Member of the Audit Committee. Mr. Testman was appointed to the Audit Committee on May 5, 2003, and Mr. Noonan was appointed to the Audit Committee on September 30, 2003. Messrs. Bernardoni and Gerson resigned from the Audit Committee on September 30, 2003.

*	Member of the Compensation Committee.

+	Member of the Nominating Committee.

        Peter F. Bernardoni has served as a director since November 1995. Mr. Bernardoni is a Partner of Technology Funding, a venture investment group. He conducts due diligence and financial analysis of Technology Funding’s investment opportunities, while maintaining responsibility for ongoing oversight of several portfolio companies in the lifescience and technology fields. In addition to serving as a director of the Company, Mr. Bernardoni is a member of the board of directors of VenCore Solutions, KeyEye Communications, Capital Valley Ventures, Sanarus Medical, Inc. and Atherotech, Inc. He is also Chairman of Innergy Power Corporation, Inc. In 1988, he joined Technology Funding after several years at IBM Corporation. Initially he began at IBM as a design engineer and later moved into sales and marketing where his team targeted pharmaceutical and healthcare companies. Mr. Bernardoni earned his B.S. from Santa Clara University and his M.S. from Stanford University, both in mechanical engineering.

        Robert F. Byrnes has served as a director since August 1997. Mr. Byrnes has served as President and Chief Executive Officer of Thermage, Inc., a medical device company, since November 2002. Prior to that, Mr. Byrnes served as Chief Executive Officer for Roan, Inc., a healthcare consulting and services company, from June 1997 to November 2002. From March 1996 until September 1997, he served as President and Chief Executive Officer of Matria Healthcare, Inc., a medical services company. He also is on the board of directors of Tandem Medical, Advolife, Inc. and Thermage, Inc. He holds a B.S. from Ferris State University and an M.B.A. from Loyola University in Chicago.

        Benjamin Gerson, M.D. has served as a director since August 1997. Dr. Gerson has served as Clinical Professor of Pathology and Cellular Biology, and Clinical Professor of Medicine at Jefferson Medical College since 1999, and Professor of Medicine, Occupational Health at Boston University School of Medicine since 1999. Prior to that, Dr. Gerson was Professor of Pathology and Laboratory Medicine as well Professor of Pharmacology and Experimental Therapeutics at Boston University School of Medicine from 1987 to 1999. Dr. Gerson also serves as Senior Vice President for University Services, a position he has held since 1996. He is a member of the FDA Clinical Chemistry and Clinical Toxicology Devices Panel, Center for Devices and Radiological Health and previously has served as Chairman of this Panel. Dr. Gerson also serves as a director of Atherotech, Inc. He obtained his M.D. from Thomas Jefferson University.

        Ronald A. Matricaria has served as a director since June 2002. Mr. Matricaria has over 30 years of medical device and pharmaceutical experience at St. Jude Medical, Inc. and Eli Lilly and Company, Inc. From April 1993 to May 1999, he served as president and chief executive officer of St. Jude Medical, Inc. and was elected chairman of the board of directors in January 1995. Prior to joining St. Jude Medical, Mr. Matricaria spent 23 years with Eli Lilly and Company, Inc. His last position was executive vice president of the Pharmaceutical Division of Eli Lilly and Company and president of its North American operations. He also served as president of Eli Lilly International Corporation since July 1991.  From 1999 to the present, Mr. Matricaria has been serving as a board member or advisor to several companies. In addition to serving on the Company’s board, Mr. Matricaria currently serves on the boards of CardioDynamics International Corporation, Cyberonics and VistaCare, Inc. and is an advisor or board member to several medically related privately owned companies and a private equity healthcare fund. Mr. Matricaria is also chairman of the board of directors of Haemonetics, Inc. Mr. Matricaria holds a bachelor’s degree in pharmacy from Massachusetts College of Pharmacy and was awarded an honorary Doctor of Science degree in pharmacy in recognition of his contributions to the practice of pharmacy.

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        Terrence A. Noonan has served as a director since September 2003. From 1991 to 1999, Mr. Noonan was president and chief operating officer of Furon Company, a New York Stock Exchange-listed manufacturer of industrial and medical polymer components. Mr. Noonan served as an executive vice president of Furon from 1989 to 1991 and as a vice president of Furon from 1987 to 1989. Prior to joining Furon in 1987, Mr. Noonan served as a group vice president of Eaton Corporation, a diversified global manufacturer of transportation and electrical products. From 1999 to the present, Mr. Noonan has been serving as a board member to several companies. In addition to serving on the Company’s board, Mr. Noonan currently serves on the boards of Barnes Marketing, Inc. and Highway Holdings, Ltd. Mr. Noonan received a B.S. from Miami University and an E.M.B.A. from Case Western Reserve University.

        Michael J. Strauss, M.D., M.P.H. has served as a director since February 1999. He is currently the Chief Executive Officer of Naviscan PET Systems, Inc. (formerly PEM Technologies, Inc.), a developer of compact high-resolution positron emission tomography (PET) devices. Dr. Strauss was a founder and officer of Covance Health Economics and Outcomes Services, Inc., a healthcare consulting and service firm, from June 1988 through April 1999. He serves on the board of directors of Cyberonics, Inc. and Naviscan PET Systems, Inc. He obtained an A.B. from Harvard College, M.D. from Duke University, and M.P.H. from the University of Washington School of Public Health.

        Thomas R. Testman has served as a director since May 2003. Mr. Testman is a former managing partner of Ernst & Young, LLP where, during his tenure from 1962 to 1992, he served as managing partner of both Health Care Services and Management Consulting Services for the West Coast and national practices. From 1993 to the present, Mr. Testman has been serving as a board member to both public and private companies. In addition to serving on the Company’s board,  Mr. Testman currently serves on the board of directors of three other public companies, Amylin Pharmaceuticals, Inc., ChromaVision Medical Systems, Inc., and Specialty Laboratories, Inc. He also serves on the board of several private companies, including serving as chairman of Covenant Care, Inc. and Pacific Health Corporation. During 1998, he served as chairman of the board and interim Chief Executive Officer of Techniclone Corp. (now Peregrine Pharmaceuticals, Inc.).  Mr. Testman previously was a director and a chairman of the Audit Committee of MiniMed Inc., and Mr. Testman also was chairman of the special committee that oversaw MiniMed’s acquisition by Medtronic, Inc. He received a B.A. in Business from Pacific Union College and an M.B.A. from Trinity University. Mr. Testman is a certified public accountant.

Board Meetings and Committees

        During 2002, the Board held 13 meetings and took five separate actions by unanimous written consent. In 2002, the Board of Directors had an Audit Committee and a Compensation Committee. Each incumbent director attended or participated in at least 75% of the aggregate of: (i) the total number of meetings held by the Board of Directors during 2002; and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during 2002, except Mr. Testman who was not appointed to the Board of Directors until May 2003 and Mr. Noonan who was not appointed to the Board of Directors until September 2003.

        The Board of Directors has established the Audit Committee to: (i) make recommendations concerning the engagement of independent public accountants; (ii) review with the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of the audit; (iii) approve the professional services provided by the independent public accountants; (iv) review the independence of the independent public accountants; and (v) review the adequacy and effectiveness of the Company’s internal accounting controls. Messrs. Byrnes, Noonan and Testman are members of the Audit Committee. Mr. Testman was appointed to the Audit Committee on May 5, 2003, and Mr. Noonan was appointed to the Audit Committee on September 30, 2003. Messrs. Bernardoni and Gerson resigned from the Audit Committee on September 30, 2003. The Audit Committee acted by unanimous written consent on 11 separate occasions and held 19 meetings during 2002.

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        The Board of Directors adopted and approved a revised charter for the Audit Committee in June 2003. A copy of the revised charter is attached as Appendix C. The Board of Directors has determined that all members of the Audit Committee are “independent,” as defined in the Nasdaq listing standards.

        The Board of Directors has established a Compensation Committee consisting of Messrs. Bernardoni and Byrnes and Dr. Gerson, none of whom are employees of the Company. The Compensation Committee determines the compensation of the Company’s executive officers and administers the 1995 Stock Plan and the 1995 Director Option Plan. The Compensation Committee acted by unanimous written consent on three separate occasions during 2002.

        On June 19, 2003, the Board of Directors established a Nominating Committee, with the power to review and recommend potential nominees to the Board of Directors. Messrs. Matricaria and Testman and Drs. Gerson and Strauss are members of the Nominating Committee. The Nominating Committee will consider nominations submitted by the Company’s stockholders. Stockholders seeking to nominate persons for election as directors at the Company’s 2004 Annual Meeting should submit such nominations in writing to the Nominating Committee, c/o Corporate Secretary, Endocare, Inc., 201 Technology Drive, Irvine, California 92618. In order to ensure that the Nominating Committee has a reasonable opportunity to evaluate such nominations, the Company requests that such nominations be submitted no later than 60 days prior to the 2004 Annual Meeting.  However, the Nominating Committee will consider nominations submitted after this deadline, and the Company may accept any such nomination if, based on the Nominating Committee’s evaluation, the Board of Directors determines that such nomination is in the best interests of the Company and its stockholders.

Director Compensation

        Each of the Company’s non-employee directors receives an annual retainer of $18,000 for his service as a director. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Nominating Committee each receives an additional annual retainer of $10,000. Each non-employee director also receives $1,000 for each meeting of the Board of Directors or any committee thereof that he attends in person and an additional payment of $500 for each meeting of the Board of Directors or any committee thereof that he attends telephonically. In addition, each non-employee director participates in the Director Plan described below. Directors also are reimbursed for reasonable expenses incurred in connection with serving as directors.

        Under the automatic option grant program in effect under the Director Plan, each individual who was serving as a non-employee Board member (each, an “Outside Director”) prior to June 4, 1998, was automatically granted an option to purchase 10,000 fully vested shares of Common Stock upon his or her initial election or appointment as an Outside Director. On June 4, 1998, at the 1998 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Director Plan increasing the automatic option grant made to an Outside Director upon his or her initial appointment or election to the Board to 20,000 shares of Common Stock, which grant becomes exercisable in two equal annual installments over the Outside Director’s first two years of Board service. In addition, under the Director Plan, after such Outside Director’s initial appointment, he or she receives an automatic option grant each January 1, or on the first day after January 1 on which national stock exchanges and The Nasdaq Stock Market are open for trading, with an exercise price equal to the fair market value of the Company’s Common Stock on such date, to acquire 5,000 shares of Common Stock, provided that he or she has served on the Board for at least six months. The 5,000 share annual option grants become fully vested and exercisable on the first anniversary of the grant date, provided the Outside Director continues in Board service through such date.

        On January 1 of each of 2001, 2002 and 2003, or on the first day after January 1 on which national stock exchanges and The Nasdaq Stock Market were open for trading, each person then serving as an Outside Director received the automatic 5,000 share option grant described above. All of the options granted to Outside Directors were granted at an exercise price equal to the fair market value of the Common Stock on the date the options were granted.

        In light of the Sarbanes-Oxley Act and related regulations, the Company is currently considering revising its director compensation policies. If the Company does so, the compensation paid to directors may be increased.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the stockholders vote FOR each of the seven nominees listed herein. The Board of Directors urges you not to respond to any soliciting material that you may receive from the Dissident Stockholders and not to sign or return any proxy sent to you by or on behalf of the Dissident Stockholders.

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PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF 1995 STOCK PLAN

        The Company is requesting the stockholders to approve an amendment and restatement of its 1995 Stock Plan (the “Plan”) to (a) increase the maximum number of shares of Common Stock with respect to which Options and Stock Purchase Rights may be granted to any Participant in any fiscal year from 100,000 to 1,500,000 shares and (b) increase the additional number of shares of Common Stock with respect to which Options and Stock Purchase Rights may be granted to any Participant in connection with his or her initial commencement of services with the Company from 100,000 to 1,500,000 shares of common stock of the Company. Approval of the proposed amendment and restatement of the Plan will require the affirmative vote of a majority of the voting power of all outstanding shares of Common Stock present or represented by Proxy and entitled to vote at the Annual Meeting. On September 30, 2003, the Company’s Board of Directors adopted the currently proposed amendment and restatement of the Plan.

        As of September 30, 2003, options to purchase 2,258,244 shares of common stock were outstanding under the Plan, and 939,720 shares remained available for future grant.

Reasons for the Amendments

        The proposed increases in the maximum number of shares with respect to which Options and Stock Purchase Rights may be granted to any Participant in any fiscal year will enhance the Company’s ability to attract, retain and motivate the services of key executive officers, employees and directors, including employees of businesses acquired by the Company, essential to the Company’s long-term growth and success.

Summary of the 1995 Stock Plan, as Amended and Restated

        The following is a summary of the principal features of the Plan, including the amendment and restatement thereof, which will become effective upon stockholder approval of this Proposal No. 2, together with the applicable tax implications for the Company and the participants in the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan and is subject to and is qualified in its entirety by the full text of the Plan, which is attached as Appendix D to this Proxy Statement.

        The purposes of the Plan are to attract, retain and motivate the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, consultants and outside directors and to promote the success of the Company’s business.

        Under the Plan, employees, consultants and outside directors (collectively referred to as “Participants”) providing services to the Company or to its subsidiaries may be granted options (“Options”) to purchase shares of Common Stock of the Company. Participants may also be granted rights to purchase shares of Common Stock directly (“Stock Purchase Rights”), without any intervening Option grant, but those shares may be subject to repurchase on behalf of the Company should the Participant leave the Company’s service prior to vesting in those shares.

        As of September 30, 2003 (the date on which the Board of Directors approved the proposed amendment and restatement of the Plan), all full-time employees of the Company, including two executive officers and seven outside directors, were eligible to participate in the Plan. The Plan permits the granting of both Options that qualify for treatment as incentive stock options (“Incentive Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and/or Options that do not qualify as Incentive Stock Options (“Nonstatutory Stock Options”). Incentive Stock Options may only be granted to employees of the Company. The aggregate fair market value of the Common Stock with respect to any Incentive Stock Options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

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        In the event of certain changes in the Company’s capitalization or structure, appropriate adjustments shall be made to (i) the number and kind of securities as to which Options and Stock Purchase Rights may subsequently be granted on both an aggregate and per Participant basis and (ii) the number and kind of shares and the exercise price per share in effect under each outstanding Option and Stock Purchase Right.

        The maximum number of shares for which any one Participant may be granted Options and Stock Purchase Rights under the Plan in any fiscal year of the Company is 1,500,000 shares. However, a Participant may be granted Options and Stock Purchase Rights for up to an additional 1,500,000 shares in connection with his or her initial commencement of services with the Company which shall not count against the limit set forth in the previous sentence. The foregoing limits are dependent upon approval by the stockholders of the proposal to increase each of the limits from 100,000 shares to 1,500,000 shares. If the increase in the foregoing limits is not approved by the stockholders, each of the limits will remain at 100,000 shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock of the Company. The purpose of the foregoing limitations is to ensure that any Options granted under the Plan will qualify as performance-based compensation under Section 162(m) of the Code and therefore be exempt from the compensation deduction limit under Section 162(m) of the Code.

        Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to its chief executive officer and each of its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any Option is canceled, the cancelled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a Participant.

        The Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. The committee appointed by the Board of Directors to administer the Plan may be composed of members of the Board of Directors and/or officers of the Company who are not also members of the Board of Directors. The Plan is currently administered by the Compensation Committee appointed by the Board of Directors. To the extent possible and advisable, the members of the Compensation Committee will qualify both as (i) “outside directors” under Code Section 162(m) and as (ii) “non-employee directors” under Rule 16b-3 under the Exchange Act with respect to grants to individuals subject to those statutory provisions. The Compensation Committee has the authority, in its discretion to, (i) select the persons to whom Options and Stock Purchase Rights may be granted and the amount of such grants, (ii) determine the terms and conditions of any such grants, (iii) interpret the terms of the Plan and the grants under the Plan, (iv) prescribe, amend and rescind rules and procedures relating to the Plan, (v) amend each Option or Stock Purchase Right, including the authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan and (vi) make all other determinations deemed necessary or advisable for administering the Plan. All interpretations of the Plan by the Compensation Committee, and all of its actions hereunder, are binding on all persons for all purposes, to the maximum extent permitted by law.

        The purchase price of shares of Common Stock subject to each Option that is intended to qualify as an Incentive Stock Option shall be equal to or greater than 100% of the fair market value of such shares (110% of fair market value in the case of a holder of more than 10% of the Common Stock) on the date of grant of such Incentive Stock Option. The purchase price of any Nonstatutory Stock Option shall be determined by the Committee, but shall not be less than 85% of the fair market value of the Common Stock on the date of the grant. The purchase price of any Stock Option intended to qualify as performance-based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the Common Stock on the date of the grant. The fair market value of such shares for this purpose is the last sale price of the Common Stock on the date of grant.

        Options generally vest in installments over the Participant’s period of service with the Company.

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        Outstanding Options and Stock Purchase Rights will automatically vest immediately prior to the occurrence of any of the following events (each an “Extraordinary Event”):

•	a dissolution, liquidation or sale of substantially all the Company’s assets;

•	any reorganization, merger or consolidation in which the Company does not survive or in which the Company’s shares outstanding immediately prior to the transaction are converted into other property; or

•	an acquisition of 50% or more of the total combined voting power of the Company’s outstanding securities.

        In addition, all outstanding Options and Stock Purchase Rights will terminate upon the consummation of an Extraordinary Event, provided, however, that outstanding Options and Stock Purchase Rights shall not terminate to the extent the contractual obligations represented by the award are assumed by the successor entity.

        Options granted under the Plan may be exercised, to the extent vested, by the Participant by payment of the full purchase price therefor (i) in cash, (ii) by check, (iii) by surrender of outstanding shares of the Common Stock or (iv) by the delivery of an exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares of Common Stock and to deliver the sale proceeds directly to the Company to pay all or a portion of the exercise price of the Option and/or any income tax withholding obligations. The Company may also finance the Option exercise by loaning the Participant sufficient funds to pay the purchase price and the federal and state tax liability incurred in connection with such exercise.

        Incentive Stock Options are not transferable during the Participant’s lifetime, and may be transferred in the event of death only by will or the laws of descent and distribution. Nonstatutory Stock Options and Stock Purchase Rights may be transferred in the event of death only by will or the laws of descent and distribution and may, in connection with the Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to one or more family members of the Participant or to a trust established exclusively for one or more such family members. The Participant may also designate a beneficiary of the Participant’s Incentive Stock Option or Nonstatutory Stock Option in the event of the Participant’s death on a beneficiary designation form provided by the Company.

        In the event a Participant in the Plan terminates employment, or is terminated by us for any reason, other than death or disability, any Options which have become exercisable prior to the time of termination shall generally remain exercisable for three months from the date of termination. If termination was caused by death or disability, any Options which have become exercisable prior to the time of termination shall generally remain exercisable for twelve months from the date of termination.

        Each Option shall terminate no later than ten years (five years in the case of an Incentive Stock Option issued to a holder of more than 10% of the Common Stock) from the date the Option is granted. Unless earlier terminated by the Board, the Plan shall terminate on October 30, 2005. The Board may at any time amend the Plan. However, no amendment or modification may be adopted without approval of a Participant holding an Option or Stock Purchase Right that would diminish the Participant’s rights under such Option or Stock Purchase Right. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required.

        The Stock Purchase Rights issued under the Plan shall be subject to terms and provisions not inconsistent with the Plan as may be determined by the Compensation Committee. Unvested shares of Common Stock issued pursuant to a Stock Purchase Right shall be subject to a repurchase option exercisable by the Company upon the voluntary or involuntary termination of the Participant’s employment with the Company for any reason (including death or disability). The purchase price for unvested shares repurchased by the Company shall be the original price paid by the Participant. The repurchase option shall lapse at the rate set forth in the agreement evidencing the Stock Purchase Right.

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Federal Income Tax Consequences

        Based on current provisions of the Code and the existing regulations interpreting those Code provisions, the anticipated federal income tax consequences with respect to Options and Stock Purchase Rights granted under the Plan are as described below. The following discussion does not cover the state and local tax consequences.

        Incentive Stock Options.  No taxable income is recognized by a Participant upon the grant or exercise of the Incentive Stock Option. Correspondingly, the Company is not entitled to an income tax deduction as the result of the grant or exercise of an Incentive Stock Option. Any gain or loss resulting from the sale of shares of Common Stock acquired upon exercise of an Incentive Stock Option will be long-term capital gain or loss if the sale is made after the later of:

•	Two years from the date of its grant; or

•	One year from the date of its exercise (“Exercise Date”).

        If the Common Stock is sold prior to the expiration of both of the holding periods (“Disqualifying Disposition”), the Participant will generally recognize ordinary income in the year of the sale in an amount equal to the difference between the exercise price of the option (“Option Price”) and the fair market value of the shares of Common Stock on the Exercise Date. The Company will be entitled to an income tax deduction equal to the amount taxable to the Participant. Any additional gain recognized by the Participant upon the Disqualifying Disposition will be taxable as a capital gain, either as long-term or short-term depending upon whether the shares of Common Stock have been held for 12 months or more (for long-term gain), or less than 12 months (for short-term gain), prior to the Disqualifying Disposition.

        The amount by which the fair market value (determined on the Exercise Date) of the shares of Common Stock purchased upon the exercise of an Incentive Stock Option exceeds the Option Price constitutes an item of tax preference that may be subject to alternative minimum tax in the year that the Incentive Stock Option is exercised, depending on the facts and circumstances.

        Nonstatutory Stock Options.  No taxable income will be recognized by the Participant and the Company will not be entitled to a deduction at the time of the grant of a Nonstatutory Stock Option. Upon the exercise of a Nonstatutory Stock Option, the Participant will recognize ordinary income and the Company will be entitled to an income tax deduction in the amount by which the fair market value of the shares of Common Stock issued to the Participant at the time of the exercise exceeds the Option Price. This income constitutes “wages” with respect to which the Company is required to deduct and withhold federal income and employment taxes.

        Upon the subsequent disposition of shares of Common Stock acquired upon the exercise of a Nonstatutory Stock Option, the Participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of the shares on the Exercise Date. If the shares have been held for at least one year at the time of the disposition, the capital gain or loss will be long-term.

        Unvested Stock.  A Participant who acquires unvested shares of Common Stock pursuant to a Stock Purchase Right generally will recognize ordinary income in the amount of the fair market value of those shares of stock when they are no longer unvested and subject to forfeiture (“Vesting Date”) over the amount the Participant paid for those shares. The Company will be entitled to deduct the amount which is so taxable to the Participant. With respect to the sale of the shares, the holding period for determining whether the Participant has long-term or short-term capital gain or loss generally begins on the Vesting Date, and the tax basis for the shares will generally be the fair market value of the shares on the Vesting Date.

        However, a Participant may make an election under Code Section 83(b) (“Section 83(b) Election”) no later than 30 days after the acquisition of the unvested shares to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of those shares (determined without regard to the restrictions) over the amount paid by the Participant. If the Participant makes a Section 83(b) Election, his or her holding period commences on the date of grant, and his or her tax basis is the fair market value of shares on the date of the grant. The Company will be entitled to deduct the amount (if any) so taxable to the Participant. However, if the shares are forfeited, the Participant will not be entitled to a deduction, refund, or loss for the amount previously included in income by reason of the Section 83(b) Election.

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        Deductibility of Executive Compensation.  Any compensation deemed paid by the Company in connection with the disqualifying disposition of Incentive Stock Option shares or the exercise of Nonstatutory Stock Options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m), provided the grant was approved by a committee exclusively comprised of two or more “outside directors.” Therefore, this compensation will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company, and accordingly, should be deductible by the Company without limitation under Code Section 162(m).

Stockholder Approval

        The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the amendment and restatement of the Plan. Should such stockholder approval not be obtained, then the amendment which is the subject of the Proposal will not be implemented. The Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the Plan in effect prior to the adoption of the amendment summarized in this Proposal.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that stockholders vote FOR the amendment and restatement of the 1995 Stock Plan.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT AUDITORS

        The Company is asking the stockholders to ratify the Board of Directors’ selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003. Neither Ernst & Young LLP nor any of its members has any relationship with the Company nor any of its affiliates, except in the firm’s capacity as the Company’s independent auditor.

        In the event the stockholders fail to ratify the selection, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Representatives of KPMG LLP (“KPMG”), the Company’s former independent auditors, are not expected to be present at the Annual Meeting. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

Audit Fees

        The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the re-reviews of the financial statements included in the Company’s Forms 10-Q for the quarters ended March 31, 2002 and June 30, 2002 and the review of the financial statements prepared for inclusion in the Company’s 10-Q for the quarter ended September 30, 2002 were approximately $4.0 million. These fees included audit fees in connection with the audits of the Company’s restated financial statements for the fiscal years ended December 31, 2000 and 2001, as well as the audit for the fiscal year ended December 31, 2002. In addition, KPMG billed the Company $138,900 for KPMG’s review of the financial statements included in the Company’s Forms 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

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All Other Fees

        No fees were billed by Ernst & Young LLP for the fiscal year ended December 31, 2002 other than as stated above under the caption “Audit Fees.” The aggregate fees billed by KPMG for the fiscal year ended December 31, 2002 other than as stated above under the caption “Audit Fees” were $51,850. These fees were primarily for tax compliance services and for services rendered in connection with the Company’s acquisition of Timm Medical and the Company’s SEC registration statement filings. The Audit Committee of the Board of Directors considered the provision of these services to be compatible with maintaining the independence of KPMG.

Dismissal of KPMG

        KPMG previously served as the Company’s independent auditor. The Company’s Board of Directors, upon recommendation of the Audit Committee, approved the dismissal of KPMG as the Company’s independent auditor, effective March 7, 2003.

        KPMG’s report on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        As previously reported by the Company in a press release dated December 12, 2002, KPMG notified the Company’s Audit Committee, by letter dated December 11, 2002 (the “KPMG Letter”), that KPMG’s report dated February 19, 2002, except as to notes 1 and 15, which are dated as of March 25, 2002, on the Company’s consolidated financial statements as of December 31, 2001, and for the year then ended, had been withdrawn and could no longer be relied upon. KPMG also advised the Audit Committee that it believed that sufficient evidence existed to conclude that the Company’s consolidated financial statements for the quarters ended March 31, 2002 and June 30, 2002 should not be relied upon. KPMG stated that it was unable to rely on the representations of the Company’s senior management and would continue to act as the Company’s independent auditor only if those concerns were satisfactorily resolved. KPMG subsequently notified the Company by letter dated September 16, 2003 that KPMG’s report dated February 19, 2002, except as to notes 1 and 15, which are dated as of March 25, 2002, on the Company’s consolidated financial statements as of December 31, 2000 and for the years ended December 31, 2000 and 1999, could no longer be relied upon.

        On March 14, 2003, the Company filed with the Securities and Exchange Commission a report on Form 8-K, which was amended on May 1, 2003 and May 16, 2003 (the “Form 8-K”). The Form 8-K stated that KPMG had concluded that it was unable to rely on the representations of the Company’s management, based upon the totality of the circumstances described below.

         Revenue Recognition

•	KPMG expressed concern in the KPMG Letter that the Company had recorded sales to customers of products that remained in Company-controlled facilities at the time of KPMG’s performance of its most recent review procedures.

•	KPMG expressed concern in the KPMG Letter that the Company had recorded sales to customers of products that were shipped to Company-controlled facilities, and then not delivered to the customers until a subsequent accounting period, remaining in Company-controlled facilities as of the close of the accounting period in which the sales were recorded.

•	KPMG expressed concern in the KPMG Letter that the Company engaged in two transactions to acquire assets from customers concurrent with the sale by the Company of products to such customers, but that only the sales to the customers were recorded in the Company’s accounting records at the time of the sales, while the concurrent acquisitions of products from the customer were recognized in a different accounting period.

•	KPMG expressed concern in the KPMG Letter that all of the revenue related to certain multiple-element sales was fully recorded in a single accounting period, though certain of the components were not delivered until a subsequent accounting period.

•	KPMG expressed concern in the KPMG Letter that sales to one customer ultimately were delivered to a warehouse secured and paid for by a Company sales representative, for which the sales representative was reimbursed through his expense report, and that the accounting records noted that the sale was delivered to the customer location.

Expense Recognition

•	KMPG expressed concern in the KPMG Letter that notations on supporting documentation for at least two expense transactions could be interpreted to indicate that the Company’s senior management had instructed subordinates to record the related transactions outside of the Company’s normal policies and procedures, and potentially not in accordance with generally accepted accounting principles.

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•	KPMG expressed concern in the KPMG Letter that expenses associated with certain products or services purchased by the Company knowingly were not accrued in the proper accounting period.

Accounts Receivable

•	KPMG expressed concern in the KPMG Letter that in two instances the Company has recorded cash receipts from customers as a reduction of accounts receivable near quarter end, where, at least in one instance, management knew the underlying check had been rejected by the bank for insufficient funds prior to the issuance of the Company’s financial statements and the filing of the Company’s corresponding report on Form 10-Q.

•	KPMG expressed concern in the KPMG Letter that there were cash receipts from customers recorded as a reduction of accounts receivable if the customer check was dated prior to the end of the accounting period, even though physical receipt of the check occurred after the end of the accounting period.

•	KPMG expressed concern in the KPMG Letter that one customer concession had been granted by senior management some period of time after the date of the original sale to facilitate payment of an outstanding account receivable by the customer, and that the concession was recorded in a period subsequent to when the cash receipt was recorded, despite the apparent linkage between the concession and the payment of cash by the customer.

        The Form 8-K indicated that the Company’s Audit Committee had investigated the matters described above and expressed certain views with respect to such matters, including that the Audit Committee disagreed with KPMG’s conclusion that it could not rely on the representations made by the Company’s then-senior management. The Form 8-K also stated that the Audit Committee had discussed with KPMG the subject matter of the disagreement, and that the Company had asked its new independent auditor, Ernst & Young LLP, to consider the issues raised in the KPMG letter in connection with its reaudit of the Company’s financial statements for the fiscal years ended December 31, 2000 and 2001 and the audit for the fiscal year ended December 31, 2002. In addition, the Form 8-K stated that the Company had authorized KPMG to respond fully to the inquiries of Ernst & Young LLP concerning the matters described above.

        The Company’s Audit Committee has since overseen an additional investigation regarding the matters described above, and discussed extensively with Ernst & Young LLP the results of its reaudit of the Company’s financial statements for the fiscal years ended December 31, 2000 and 2001 and audit for the fiscal year ended December 31, 2002. In view of that substantial additional work performed since the KPMG dismissal, and the various adjustments to the previously audited financial statements, the Audit Committee has reconsidered the views and conclusions expressed in the Form 8-K. The views expressed in this proxy statement are the only views on the subject that the Audit Committee currently holds.

        At the time of its dismissal, KPMG had expressed the conclusions that the previously prepared financial statements did not reflect either the facts or substance of certain transactions, and that it was unable to rely on representations that the Company’s then-senior management had confirmed to the best of its knowledge and belief. The Company’s Audit Committee and KPMG discussed KPMG’s conclusion that KPMG was unable to rely on representations of the Company’s then-senior management.  However, after its receipt of the KPMG Letter, the Audit Committee was unable to discuss with KPMG the specific transactions described in the KPMG Letter, because KPMG declined to resume any services on behalf of the Company unless and until KPMG’s concerns regarding its ability to rely on representations of the Company’s then-senior management had been resolved to KPMG’s satisfaction.  In light of the totality of the information now available, including the revised financial statements for 1999 and subsequent periods, the Audit Committee now agrees with KPMG’s conclusion that the previously prepared financial statements did not reflect either the facts or substance of certain transactions. Therefore, under the circumstances, it does not disagree with the conclusion that KPMG could not rely on certain of the factual statements included in management’s representations, including those to the effect that the financial statements conformed with generally accepted accounting principles. With respect to fraud or intentional wrongdoing, notwithstanding the additional review and investigation, the Audit Committee has not come to the conclusion that there was any fraud or intentional wrongdoing associated with the activities of the Company’s management.

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        Other than as described above, there have been no “reportable events” (as that term is used in Item 304(a)(1)(v) of Regulation S-K) during the Company’s two most recent fiscal years and the subsequent interim period prior to KPMG’s dismissal.

Statement from KPMG

        In response to the description included above under “Dismissal of KPMG,” KPMG provided to the Company the letter included in Appendix E attached hereto.

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Appointment of Ernst & Young LLP

The Company’s board of directors, upon recommendation of the Audit Committee, approved the appointment of Ernst & Young LLP as the Company’s new independent auditor, effective April 1, 2003. During the two most recent fiscal years of the Company and the subsequent interim period prior to the appointment of Ernst & Young LLP, the Company did not consult with Ernst & Young LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2003.

PROPOSAL NO. 4

OTHER MATTERS

        The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the Proxyholders to vote the shares of Common Stock represented by BLUE proxies as the Board of Directors may recommend. By the execution of the enclosed BLUE proxy, you grant discretionary authority to the Proxyholders with respect to such other matters.

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PRINCIPAL STOCKHOLDERS

        The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of September 30, 2003, unless otherwise noted, by:

•	each stockholder known to the Company to own beneficially more than 5% of its Common Stock;

•	each of the Company’s directors, nominees and executive officers;

•	each of the Company’s Named Executive Officers listed in the “Summary 2002 Compensation Table” included in this Proxy Statement; and

•	all of the Company’s current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power relating to securities. Shares of Common Stock subject to options or convertible securities currently exercisable or exercisable within 60 days are deemed to be outstanding for computing the percentage of the person holding such securities and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. None of the directors, nominees, executive officers or named executed officers listed below owns any shares of Common Stock of record but not beneficially. Except as otherwise noted below, the address of each person or entity listed on the table is 201 Technology Drive, Irvine, California 92618.

Name and Address	Amount and Nature of Beneficial Ownership (1)	Percentage of Total

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Peter F. Bernardoni (2)	628,707	2.6%
Robert F. Byrnes (3)	296,613	1.2%
Benjamin Gerson, M.D. (4)	30,000	*
Ronald A. Matricaria (5)	20,000	*
Terrence A. Noonan (6)	—	—
Michael J. Strauss, M.D. (7)	60,000	*
Thomas R. Testman (8)	—	—
William J. Nydam (9)	—	—
Katherine Greenberg (10)	—	—
All current directors and executive officers as a group
(9 persons) (11)	1,035,320	4.2%

NAMED EXECUTIVE OFFICERS WHO NO LONGER ARE EXECUTIVE OFFICERS
John V. Cracchiolo (12)	385,000	1.6%
Jay J. Eum (13)	215,730	*
Paul W. Mikus (14)	740,000	3.0%
Kevin M. Quilty (15)	141,667	*
Holly H. Williams (16)	—	—

5% STOCKHOLDERS
State of Wisconsin Investment Board (17)	2,625,000	10.8%
P.O. Box 7842
Madison, WI 53707
Entities affiliated with SAFECO Corporation (18)	2,196,645	9.0%
4333 Brooklyn Ave, NE
Seattle, WA 98185
Entities affiliated with Ferrer Freeman & Company, LLC (19)	1,443,533	5.9%
10 Glenville Street
Greenwich, CT 06831

* Represents beneficial ownership of less than 1% of the outstanding shares of the Company’s Common Stock.

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(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock relating to options or convertible securities currently exercisable, or exercisable within 60 days of September 30, 2003, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. As of September 30, 2003, there were 24,312,454 shares of Common Stock of the Company outstanding.

(2)	Includes 588,707 shares held by Technology Funding Partners III, L.P., Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P. and Technology Funding Venture Partners V, an Aggressive Growth Fund, L.P. (collectively, the “Funds”) and 30,000 shares subject to options that are exercisable within 60 days after September 30, 2003. Mr. Bernardoni is an officer of Technology Funding, Inc. and a partner of Technology Funding, Ltd., each a general partner of the Funds. Mr. Bernardoni has sole voting and shared investment power with respect to all shares owned by the Funds, and therefore may be deemed to be beneficial owner of such shares.

(3)	Includes 10,000 shares subject to options that are exercisable within 60 days after September 30, 2003.

(4)	Includes 20,000 shares subject to options that are exercisable within 60 days after September 30, 2003.

(5)	Represents 20,000 shares subject to options that are exercisable within 60 days after September 30, 2003.

(6)	Mr. Noonan has served as a director since September 2003. Mr. Noonan received an option to purchase 20,000 shares of Common Stock granted on September 23, 2003, of which no shares are exercisable within 60 days after September 30, 2003.

(7)	Includes 45,000 shares subject to options that are exercisable within 60 days after September 30, 2003.

(8)	Mr. Testman has served as a director since May 2003. Mr. Testman received an option to purchase 20,000 shares of Common Stock granted on April 26, 2003, of which no shares are exercisable within 60 days after September 30, 2003.

(9)	Mr. Nydam joined the Company as President and Chief Operating Officer in March 2003. Mr. Nydam received options to purchase 750,000 shares of Common Stock on March 3, 2003, of which no shares are exercisable within 60 days after September 30, 2003.

(10)	Ms. Greenberg joined the Company as Chief Financial Officer in March 2003. Ms. Greenberg received an option to purchase 250,000 shares of Common Stock on March 3, 2003, of which no shares are exercisable within 60 days after September 30, 2003.

(11)	Includes 125,030 shares subject to options that are exercisable within 60 days after September 30, 2003. Beneficial ownership of the Company’s Common Stock by John V. Cracchiolo, Jay J. Eum, Paul W. Mikus, Kevin M. Quilty and Holly H. Williams is not included in this calculation as they no longer are executive officers of the Company.

(12)	Represents 385,000 shares subject to options that the Company granted to Mr. Cracchiolo on October 30, 2003 pursuant to the terms of Mr. Cracchiolo’s employment agreement with the Company. All of such options were exercisable on the date on which such options were granted, subject to compliance with applicable federal and state securities laws.

(13)	Represents 215,730 shares subject to options that are exercisable within 60 days after September 30, 2003.

(14)	Includes 565,000 shares subject to options that are exercisable within 60 days after September 30, 2003.

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(15)	Represents 141,667 shares subject to options that are exercisable within 60 days after September 30, 2003.

(16)	Ms. Williams resigned from her position as the Company’s General Counsel and Vice President, Human Resources, in April 2002, and the options previously granted to Ms. William have now expired.

(17)	Pursuant to a Schedule 13G filed on February 12, 2003 with the SEC, the State of Wisconsin Investment Board reported sole voting and dispositive power over 2,625,000 shares.

(18)	Pursuant to a joint Schedule 13G filed on February 13, 2003 with the SEC, as of February 3, 2003: (i) SAFECO Common Stock Trust reported that it had shared voting and dispositive power over 1,279,825 shares; (ii) SAFECO Asset Management Company reported that it had shared voting and dispositive power over 1,924,545 shares and disclaimed any beneficial ownership over 1,913,645 of the shares reported on the joint Schedule 13G which were beneficially owned by registered investment companies for which SAFECO Asset Management Company serves as an advisor; and (iii) SAFECO Corporation reported shared voting and dispositive power over 2,196,645 shares and disclaimed beneficial ownership over 2,185,745 of the shares reported on the joint Schedule 13G which were owned by registered investment companies for which a subsidiary of SAFECO Corporation serves as an advisor, and by employee benefit plans for which SAFECO Corporation is a plan sponsor.

(19)	Pursuant to a joint Schedule 13G filed on April 1, 2002 with the SEC: (i) FFC Partners I, L.P. reported that it had sole voting power over 1,386,186 shares and sole dispositive power over 1,331,204 shares; (ii) FFC Executive Partners I, L.P. reported sole voting power over 57,347 shares and sole dispositive power over 55,072 shares; and (iii) Ferrer Freeman & Company, LLC reported shared voting power over 1,443,533 shares and shared dispositive power over 1,386,276 shares.

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EXECUTIVE OFFICERS

        The executive officers of the Company as of September 30, 2003 are as follows:

Name	Age	Position

William J. Nydam	53	President and Chief Operating Officer
Katherine Greenberg	51	Senior Vice President, Chief Financial Officer and Secretary

        William J. Nydam has served as President and Chief Operating Officer since March 2003. Mr. Nydam also currently is a board member and the Chairman of the Audit Committee of Specialty Laboratories, Inc. Prior to joining the Company, Mr. Nydam was President and Chief Executive Officer of Pulse Metric, Inc., a cardiovascular device company, from September 2001 to December 2002. Mr. Nydam previously served as Senior Vice President for Science Applications International Corporation, an employee-owned research and engineering firm, from September 1999 to August 2001. Prior to that time, Mr. Nydam worked for Premier, Inc., a national alliance of healthcare providers, where he served as Executive Vice President from April 1996 to August 1999, Chief Operating Officer from May 1992 to March 1996 and Senior Vice President and Chief Financial Officer from January 1986 to April 1992. Mr. Nydam holds a B.S. degree in Accounting and an M.B.A. from the University of California at Berkeley and is a Certified Public Accountant.

        Katherine Greenberg joined the Company in March 2003 as Senior Vice President and Chief Financial Officer and has served as Secretary since June 2003. Prior to joining the Company, Ms. Greenberg worked for Junum, Inc., a technology-based financial services company, where she served as Chief Financial Officer and financial consultant from October 2002 to November 2003. Prior to that time, she served as Chief Financial Officer of Fastpoint Communications, Inc., an Internet services provider, from February 2000 to December 2002. From February 1999 to February 2000, Ms. Greenberg served as Vice President and Controller, Information Technology Group at The Capital Group Companies, Inc., a private investment management firm. From February 1998 to February 1999, Ms. Greenberg worked as Vice President and Chief Financial Officer of Justice Technology, Inc., an international telecommunications service provider. Prior to that time, she worked for DePuy, Inc., an orthopedic device manufacturer, serving as divisional Chief Financial Officer and Executive Vice President, Finance and Operations from March 1994 to February 1998. Ms. Greenberg holds a B.A. degree in Philosophy from Mount Holyoke College and an M.B.A. from Columbia Business School and is a Certified Public Accountant.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table sets forth summary information regarding the compensation earned by the Company’s Chief Executive Officer and each of the Company’s other most highly compensated executive officers employed by the Company as of December 31, 2002 and whose salary and bonus for the fiscal year ended December 31, 2002 was in excess of $100,000 for their services rendered in all capacities to the Company. This table also sets forth summary information for Ms. Holly H. Williams, the Company’s former General Counsel and Vice President, Human Resources, who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2002 fiscal year. No executive officers who would have otherwise been included in this table on the basis of salary and bonus earned for the fiscal 2002 year have been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the “Named Executive Officers.”

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Summary 2002 Compensation Table

						Long-Term Compensation Award
	Annual Compensation					Securities Underlying Options/SARS (2)	All Other Compensation (3)
Name and Principal Position	Year	Salary	Bonus (1)	Other Annual Compensation

Paul W. Mikus (4)	2002	$239,583	$43,600	$6,325	(9)	200,000(12)	$4,970
Former President and Chief	2001	$200,000	$95,260	$32,575	(10)	—	$4,981
Executive Officer	2000	$200,000	$85,066	—		—	$4,380

John V. Cracchiolo (5)	2002	$210,833	$42,286	—		35,000(13)	—
Former Chief Operating Officer and	2001	$95,000	$18,429	—		350,000(13)	—
Chief Financial Officer

Jay J. Eum (6)	2002	$172,500	$50,130	$3,894	(11)	35,000	$5,509
Senior Vice President and	2001	$165,000	$85,705	$7,932	(11)	50,000	$5,518
Chief Technology Officer	2000	$142,000	$55,217	—		50,000	$3,309

Kevin M. Quilty (7)	2002	$217,667	$51,531	$5,025	(9)	40,000	—
Senior Vice President, Sales	2001	$150,545	$48,143	$2,100	(9)	200,000	—
and Marketing

Holly H. Williams (8)	2002	$95,219	$15,420	—		—	—
Former General Counsel and Vice	2001	$120,000	$24,350	—		65,000	$5,452
President, Human Resources

(1)	Bonus amounts are earned and accrued for each quarter of the fiscal year in which reported, but bonuses for the fourth quarter of the fiscal year are paid after the close of that fiscal year. The 2000 totals in the column also include amounts paid pursuant to forgiveness of notes payable and accrued interest for Mr. Mikus and Mr. Eum of $31,066 and $16,877, respectively.

(2)	The Company does not grant Stock Appreciation Rights.

(3)	The 2000, 2001 and 2002 totals in the column reflect the value of Company contributions on behalf of each Named Executive Officer under the Company’s 401(k) Plan and group term life insurance. These amounts for the 2000, 2001 and 2002 fiscal years, respectively, were as follows: Paul W. Mikus: $4,110 and $270; $4,711 and $270; $4,711 and $259; and Jay J. Eum: $3,058 and $251; $5,250 and $268; $5,250 and $259. These amounts for the 2001 fiscal year for Holly H. Williams were $5,250 and $202, respectively.

(4)	Mr. Mikus resigned as the Company’s President and Chief Executive Officer in March 2003.

(5)	Mr. Cracchiolo joined the Company in June 2001 as Chief Operating Officer, Chief Financial Officer and Secretary. Mr. Cracchiolo resigned as Chief Operating Officer and Chief Financial Officer in March 2003 and ceased to serve as Secretary in June 2003, but remained an employee in the position of President, Radiology Division until July 31, 2003.

(6)	Mr. Eum was the Company’s Vice President, Research and Development until January 1, 2001, when he was appointed Senior Vice President and Chief Technology Officer.

(7)	Mr. Quilty joined the Company in February 2001 as Senior Vice President, Sales and Marketing.

(8)	Ms. Williams joined the Company in August 2000 as General Counsel and was first appointed Vice President, Human Resources in January 2001. Ms. Williams resigned as General Counsel and Vice President, Human Resources in April 2002.

(9)	This amount represents an automobile allowance.

(10)	This amount includes $25,975 in vacation payout and $6,600 for automobile allowance.

(11)	This amount represents vacation payout.

(12)	These options were cancelled effective July 31, 2003, as described below under “Employment Contracts, Severance Agreements and Change of Control Arrangements.”

(13)	These options were cancelled effective March 3, 2003, as described below under “Employment Contracts, Severance Agreements and Change of Control Arrangements.” As described below, pursuant to the terms of Mr. Cracchiolo’s employment agreement, options to acquire 385,000 shares of the Company’s Common Stock, at an exercise price of $4.50 per share, were granted to Mr. Cracchiolo on October 30, 2003.

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Stock Option Grants

        The following table sets forth information concerning each grant of stock options made during 2002 to each of the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Terms ($) (4)
	Number of Shares Underlying Options Granted (1)		Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price Per Share ($/Share) (3)	Expiration Date
Name						5%	10%

Paul W. Mikus	200,000	(5)	18.33%	$11.50	6/25/2012	$1,446,458	$3,665,608
John V. Cracchiolo	35,000	(6)	3.21%	$11.50	6/25/2012	$253,130	$641,481
Jay J. Eum	35,000		3.21%	$11.50	6/25/2012	$253,130	$641,481
Kevin M. Quilty	40,000		3.67%	$11.50	6/25/2012	$289,292	$733,122
Holly H. Williams	—		—	—	—	—	—

(1)	All options become fully vested and exercisable upon (i) a dissolution, liquidation or sale of substantially all the Company’s assets, (ii) any reorganization, merger or consolidation in which the Company does not survive or in which the Company’s shares outstanding prior to the transaction are converted into other property or (iii) an acquisition of 50% or more of the Company’s stock. Prior to and in the absence of such merger, sale or acquisition, the options vest over a four-year period, with 25% to vest on the one year anniversary date and the remaining 75% to vest in equal monthly installments thereafter over the following three years. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee’s cessation of service with the Company. The shares subject to each option become exercisable only if vested.

(2)	Percentages are based on an aggregate of 923,500 options granted to employees of the Company under the Company’s stock option plans during 2002.

(3)	The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state tax liability incurred in connection with such exercise. The optionee may be permitted, subject to the approval of the plan administrator, to apply a portion of the shares purchased under the option, or to deliver existing shares of Common Stock, in satisfaction of such tax liability.

(4)	The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option. The Company does not provide assurance to any Named Executive Officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.

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(5)	These options were cancelled effective July 31, 2003, as described below under “Employment Contracts, Severance Agreements and Change of Control Arrangements.”

(6)	These options were cancelled effective March 3, 2003, as described below under “Employment Contracts, Severance Agreements and Change of Control Arrangements.” As described below, pursuant to the terms of Mr. Cracchiolo’s employment agreement, options to acquire 385,000 shares of the Company’s Common Stock, at an exercise price of $4.50 per share, were granted to Mr. Cracchiolo on October 30, 2003.

Aggregate Option Exercises in 2002 and Option Values at December 31, 2002

        The following table sets forth certain information, with respect to the Named Executive Officers, concerning the exercise of options during the Company’s 2002 fiscal year and unexercised options held by them at the end of that fiscal year. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Number of Shares		Number of Shares Underlying Unexercised Options as of December 31, 2002		Value of Unexercised In-the-Money Options as of December 31, 2002 (1)
Name	Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul W. Mikus	—	—	564,167	200,833	$1,240,178	$1,175
John V. Cracchiolo	—	—	115,292	269,708	—	—
Jay J. Eum	—	—	180,000	75,000	$223,839	$587
Kevin M. Quilty	—	—	91,667	148,333	—	—
Holly H. Williams	—	—	38,645	46,355	—	—

(1)	Based on the market price of $3.44 per share, which was the average of the high and low prices per share of Common Stock on The Nasdaq National Market on the last day the Company’s Common Stock was traded on a national exchange during its 2002 fiscal year, less the exercise price payable upon exercise of such options.

Employment Contracts, Severance Agreements and Change of Control Arrangements

        In connection with option grants, the Company has entered into stock option agreements with each employee holding one or more outstanding options under the 1995 Stock Plan, including its Named Executive Officers, pursuant to which such options will automatically vest on an accelerated basis in the event of the following:

•	a dissolution, liquidation or sale of substantially all the Company’s assets;

•	any reorganization, merger or consolidation in which the Company does not survive or in which the Company’s shares outstanding immediately prior to the transaction are converted into other property; or

•	an acquisition of 50% or more of the Company’s stock.

        The Company has not entered into employment or severance agreements with any of the Named Executive Officers, except as described below.

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         Separation Agreement, Consulting Agreement, General Release of Claims and
         Escrow Agreement with Mr. Mikus

        Mr. Mikus resigned as the Company’s President and Chief Executive Officer in March 2003 to facilitate the appointment of the Company’s new management team.  The Company determined that a new management team would provide the best opportunity for the Company to restore in a timely manner its audited financial statements, Nasdaq listing and good standing in the investment community, while continuing to manage for growth in the Company’s business.

        The Company has entered into a Separation Agreement and a Consulting Agreement with Mr. Mikus, each effective as of July 31, 2003. Under the Separation Agreement, Mr. Mikus is entitled to receive a $375,000 severance payment, in addition to all accrued and unpaid wages and unused vacation time. The Separation Agreement provides that Mr. Mikus waives all rights to which he is or may at any time be entitled under the Company’s 2002 Separation Benefits Plan, which is described below.

        The Consulting Agreement provides that, during the one-year term of the Consulting Agreement, Mr. Mikus will not engage in any activity specifically utilizing argon-based cryosurgical equipment or technology that directly competes with the Company’s argon-based cryosurgical equipment products, and Mr. Mikus will not solicit for employment or recommend for employment any person employed by the Company during such person’s employment with the Company (or any affiliate of the Company) or for one (1) year thereafter.  The Consulting Agreement also requires during its term that Mr. Mikus provide consulting services at the direction of the Company’s management for a minimum of eight hours per calendar quarter.  In exchange for the covenant not to compete and the consulting services, Mr. Mikus is entitled to receive a $375,000 upfront payment.  In addition, the Consulting Agreement provides for continued participation in the Company’s fringe benefit plans for 24 months, to the extent permitted under applicable law and the terms of such plans.  In the event that continued participation in the Company’s insurance benefit plans is not permissible, then Mr. Mikus will receive a monthly payment from the Company in an amount sufficient to enable him to purchase insurance coverage that is substantially equivalent to what he would have received had he been able to continue to participate in the Company’s plans.  This coverage also will extend to Mr. Mikus’ spouse and dependents who were covered by the relevant fringe benefit plan on July 31, 2003.  The Consulting Agreement also provides that 565,000 of Mr. Mikus’ outstanding vested stock options will continue to remain outstanding, and 200,000 of Mr. Mikus’ outstanding stock options are cancelled, effective as of the date of the Consulting Agreement.  Under the Consulting Agreement, the Company will bear all costs and expenses incurred in connection with Mr. Mikus’ performance of consulting services, provided that Mr. Mikus will not incur aggregate expenses in excess of $2,500 without the Company’s prior written consent.

        The Separation Agreement and the Consulting Agreement further provide that Mr. Mikus will be required to repay the severance payment and consulting fees described above upon either (i) Mr. Mikus’ conviction in a court of law, or entering a plea of guilt or no contest to, any crime directly relating to his activities on behalf of the Company during his employment with the Company, or (ii) successful prosecution of an enforcement action by the Securities and Exchange Commission against Mr. Mikus.

        In connection with the Separation Agreement, Mr. Mikus also executed a General Release of Claims, effective September 23, 2003, which provides that Mr. Mikus releases the Company and certain other parties from all claims Mr. Mikus may have against the Company and such other parties arising on or prior to September 23, 2003.

        Also on September 23, 2003, the Company and Mr. Mikus entered into an Escrow Agreement, which provides that the $375,000 severance payment owed under the Separation Agreement and the $375,000 upfront consulting fee owed under the Consulting Agreement will be held in an escrow account and shall not be released to Mr. Mikus before March 8 or 9, 2004, unless the Company has been advised by the Securities and Exchange Commission before March 1, 2004, that it will not be initiating a proceeding against Mr. Mikus and no other repayment event under the Separation Agreement and Consulting Agreement has occurred. Further, no escrowed funds shall be released to Mr. Mikus prior to a final resolution of any proceeding commenced by the Securities and Exchange Commission against Mr. Mikus, unless such release is consented to in writing by the Securities and Exchange Commission or unless otherwise ordered by a court of law, and in no event shall escrowed funds be released to Mr. Mikus if there has been a repayment event under the Separation Agreement and Consulting Agreement.

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        On October 10, 2003, the Company and Mr. Mikus amended the Consulting Agreement to provide that if the Company requests consulting services in excess of the eight hours per calendar quarter, Mr. Mikus will perform such services at a rate of $2,000 per day.

         Employment Agreement with and Termination of Mr. Cracchiolo

        The Company has entered into an employment agreement, dated as of March 3, 2003, with Mr. Cracchiolo. Under this agreement, the Company is required to pay to Mr. Cracchiolo a base salary equal to $220,000 per annum, and Mr. Cracchiolo is eligible to receive a cash bonus of $88,000 per annum. Both the base salary and the cash bonus are subject to renegotiation upwards beginning on September 3, 2003.

        In addition, Mr. Cracchiolo’s employment agreement provides that, as of March 3, 2003, all of Mr. Cracchiolo’s outstanding options to acquire shares of the Company’s common stock were cancelled. In exchange for the cancellation of his options and pursuant to the terms of  Mr. Cracchiolo’s employment agreement, on October 30, 2003 the Company granted to Mr. Cracchiolo replacement options to acquire 385,000 shares of the Company’s Common Stock, at an exercise price of $4.50 per share. The replacement options were fully vested and exercisable upon grant, subject to compliance with applicable federal and state securities laws.

        Mr. Cracchiolo’s employment agreement also provides that, in the case of any “Qualified Termination,” as defined below, Mr. Cracchiolo is entitled to receive the following benefits:

•	A cash payment of $616,000, payable within three business days following the date of the Qualified Termination. This cash payment equals 200% of both (i) Mr. Cracchiolo’s annual base salary of $220,000 and (ii) Mr. Cracchiolo’s maximum bonus eligibility for fiscal year 2002 of $88,000;

•	Continued participation in the Company’s fringe benefit plans for 24 months, to the extent permitted under applicable law and the terms of such plans. In the event that continued participation in the Company’s insurance benefit plans is not permissible, then Mr. Cracchiolo will receive a monthly payment from the Company in an amount sufficient to enable him to purchase insurance coverage that is substantially equivalent to what he would have received had he been able to continue to participate in the Company’s plans. This coverage also will extend to Mr. Cracchiolo’s spouse and dependents who were covered by the relevant fringe benefit plan on March 3, 2003;

•	the exercise period of Mr. Cracchiolo’s replacement options (which are described above) that are non-qualified options will be extended until the second anniversary of the Qualified Termination; and

•	as soon as reasonably possible following the date of the Qualified Termination, Mr. Cracchiolo will receive a $50,000 relocation allowance and an additional payment to cover the tax payable on the relocation allowance.

        A “Qualified Termination” occurs if (i) the Company terminates Mr. Cracchiolo’s employment for other than “cause” (as defined in the employment agreement), (ii) Mr. Cracchiolo terminates his employment for “good reason” (as defined in the employment agreement), (iii) Mr. Cracchiolo terminates his employment during the thirty-day period following the expiration of the “mandatory access period” (which the employment agreement defines as the period from March 3, 2003 to September 3, 2003, subject to extension by the parties’ mutual agreement for an additional period of time not to extend beyond March 3, 2006), or (iv) Mr. Cracchiolo’s employment terminates during the “mandatory access period” because of his death or disability.

        Mr.  Cracchiolo’s employment agreement states that he will be liable to repay all amounts paid by the Company as a result of a “Qualified Termination” upon either (i) Mr. Cracchiolo’s conviction in a court of law, or entering a plea of guilt or no contest to, any crime directly relating to his activities on behalf of the Company, or (ii) successful prosecution of an enforcement action against Mr. Cracchiolo by the Securities and Exchange Commission relating to his activities on behalf of the Company. The employment agreement also provides that, should a change in control occur such that benefits are payable to Mr. Cracchiolo under the Company’s 2002 Separation Benefits Plan, Mr. Cracchiolo agrees that the severance payments due under his employment agreement will be reduced on a dollar-for-dollar basis by cash benefits paid pursuant to the 2002 Separation Benefits Plan and the Company will not be obligated to provide any fringe benefits that are otherwise available to Mr. Cracchiolo under the 2002 Separation Benefits Plan.

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        Mr. Cracchiolo’s employment agreement also states that, if Mr. Cracchiolo complies with all of his obligations under the employment agreement and all other agreements with the Company, then the Company’s obligations under the indemnification agreement, dated October 30, 2001, between Mr. Cracchiolo and the Company will continue for a period of at least seven years from the date of the termination of his employment or the term provided in the indemnification agreement, whichever time period is longer.

        Mr. Cracchiolo resigned as Chief Operating Officer and Chief Financial Officer in March 2003 and ceased to serve as Secretary in June 2003, but remained an employee in the position of President, Radiology Division until July 31, 2003. Effective July 31, 2003, the Company terminated Mr. Cracchiolo’s employment other than for “cause” in order to complete an orderly transition of responsibilities to the Company’s new management team.  Accordingly, Mr. Cracchiolo is entitled to receive the benefits associated with a “Qualified Termination” that are described above. On September 23, 2003, the Company and Mr. Cracchiolo entered into an Escrow Agreement which provides that the severance payment resulting from Mr. Cracchiolo’s termination will be held in an escrow account and shall not be released to Mr. Cracchiolo before March 8 or 9, 2004 and then, unless otherwise ordered by a court of law, only with the written consent of the Securities and Exchange Commission if an enforcement proceeding has been commenced against Mr. Cracchiolo.

         Employment Agreement with Mr. Eum

        The Company has entered into an employment agreement, dated as of March 25, 2003 and amended as of August 29, 2003, with Mr. Eum. Under this agreement, the Company is required to pay to Mr. Eum a base salary equal to $180,000 per annum, and Mr. Eum is eligible to receive a cash bonus of up to 40% of his base salary, subject to his attainment of corporate goals and objectives to be established in accordance with the Company’s Board-approved bonus plan.

        Mr. Eum’s employment agreement also provides that, if the Company terminates Mr. Eum’s employment other than for “cause” (as defined in the employment agreement) prior to March 25, 2004 or if Mr. Eum terminates his employment for “good reason” (as defined in the employment agreement) prior to March 25, 2004, then, during the period of time from the termination date until March 25, 2004, the Company will continue to (i) pay to Mr. Eum his base salary, and (ii) make available to Mr. Eum the benefits made generally available by the Company to its employees, to the extent permitted under applicable law and the terms of the benefit plans. Notwithstanding the foregoing, if at any time (whether before, on or after March 25, 2004) the Company terminates Mr. Eum’s employment other than for “cause” or Mr. Eum terminates his employment for “good reason,” then Mr. Eum is entitled to a minimum of six months’ worth of severance, including continued payment of his base salary and continued benefits.

        Mr. Eum’s employment agreement also provides that, should a change in control occur such that benefits are payable to Mr. Eum under the Company’s 2002 Separation Benefits Plan, Mr. Eum agrees that the amount of base salary due as severance under his employment agreement will be reduced on a dollar-for-dollar basis by the gross amount of the cash payments made or to be made pursuant to the 2002 Separation Benefits Plan and the Company will not be obligated to provide any fringe benefits that are otherwise available to Mr. Eum under the 2002 Separation Benefits Plan.

         Employment Agreement with Mr. Quilty

        The Company has entered into an employment agreement, dated as of March 25, 2003, with Mr. Quilty. Under this agreement, the Company is required to pay to Mr. Quilty a base salary equal to $200,000 per annum, and Mr. Quilty is eligible to receive a commission equal to 0.3% of gross domestic revenue, subject to Mr. Quilty’s attainment of a minimum of 70% of the gross revenue objectives mutually agreed with the Company. In addition, Mr. Quilty is eligible for an incremental commission of 1.0% of all gross revenues in excess of plan, assuming that he meets mutually agreed expense containment objectives.

        Mr.  Quilty’s employment agreement also provides that, if the Company terminates Mr. Quilty’s employment other than for “cause” (as defined in the employment agreement) prior to March 25, 2004 or if Mr. Quilty terminates his employment for “good reason” (as defined in the employment agreement) prior to March 25, 2004, then, during the period of time from the termination date until March 25, 2004, the Company will continue to (i) pay to Mr. Quilty his base salary, and (ii) make available to Mr. Quilty the benefits made generally available by the Company to its employees, to the extent permitted under applicable law and the terms of the benefit plans. Notwithstanding the foregoing, if at any time (whether before, on or after March 25, 2004) the Company terminates Mr. Quilty’s employment other than for “cause” or Mr. Quilty terminates his employment for “good reason,” then Mr. Quilty is entitled to a minimum of six months’ worth of severance, including continued payment of his base salary and continued benefits.

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         2002 Executive Separation Benefits Plan

        Effective as of July 17, 2002, the Company adopted a 2002 Executive Separation Benefits Plan to provide separation benefits to certain designated employees, including, among others, Messrs. Mikus, Cracchiolo, Eum and Quilty. The Plan provides that, in the case of any “covered termination,” Messrs. Mikus and Cracchiolo will receive two times their “base pay” and Messrs. Eum and Quilty are entitled to receive one times their “base pay.” Messrs. Mikus and  Cracchiolo no longer are eligible to receive benefits under the Plan, given that their employment with the Company has been terminated. For purposes of the Plan, the term “base pay” means the respective employee’s highest annual base salary rate paid during the 24 months immediately preceding termination of the employee’s employment due to a covered termination, plus the maximum amount of any bonus payable to the employee in such period under a written bonus plan of the Company. The Plan defines the term “covered termination” as the termination of the employee’s employment either (i) by the employee for “good reason” (as defined in the Plan) after a change in control, (ii) by the employee for any reason or no reason during the 30-day period immediately following the six month anniversary of the closing of a transaction resulting in a change in control or (iii) voluntarily by the Company (or its successor following a change in control) after a change in control for a reason other than “cause” (as defined in the Plan), death or disability. Each employee participating in the Plan also is entitled to continued eligibility for the Company’s benefit programs after a covered termination for a period equal to the number of months of base pay to be received by such employee under the Plan.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2002 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies which originally granted those options. Footnote (5) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon the exercise of those assumed options as of December 31, 2002, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans
Approved by Security Holders(1)	2,368,016(3)	$7.32	360,124 (4)
Equity Compensation Plans not
Approved by Security Holders(2)	735,000	$12.42	—

Total	3,103,016	$8.53	360,124

(1)	Consists of the 1995 Stock Plan and 1995 Director Option Plan.

(2)	Consists of the 2002 Supplemental Stock Plan and an option to purchase 300,000 shares of Common Stock granted to John V. Cracchiolo on June 25, 2001.

(3)	Consists of 2,248,016 shares to be issued upon the exercise of options outstanding under the 1995 Stock Plan and 120,000 shares to be issued upon the exercise of options outstanding under the 1995 Director Option Plan.

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(4)	Consists of shares available for future issuance under the 1995 Stock Plan and 1995 Director Option Plan. As of December 31, 2002, an aggregate of 255,124 shares of Common Stock were available for issuance under the 1995 Stock Plan and 105,000 shares of Common Stock were available for issuance under the 1995 Director Option Plan. The number of shares of Common Stock available for issuance under the 1995 Stock Plan automatically increases on the first trading day of each calendar year by an amount equal to 3% of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 1,000,000 shares of Common Stock.

(5)	The table does not include information for equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies which originally established those plans. As of December 31, 2002, a total of 50,411 shares of the Company’s Common Stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $7.20 per share. No additional options may be granted under those assumed plans.

Equity Compensation Plans Not Approved by Security Holders

         2002 Supplemental Stock Plan

        Under the Company’s 2002 Supplemental Stock Plan, employees, consultants and outside directors may be granted options to purchase shares of the Company’s Common Stock. All options granted under the 2002 Supplemental Stock Plan are nonstatutory stock options, i.e., options that do not qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. The exercise price of each option granted under the 2002 Supplemental Stock Plan must be at least 85% of the fair market value per share of the Company’s Common Stock on the date of grant. The maximum aggregate number of shares of the Company’s Common Stock that may be issued upon the exercise of options under the 2002 Supplemental Stock Plan is 435,000 shares.

        The 2002 Supplemental Stock Plan became effective on June 25, 2002 and will continue in effect until June 24, 2012, unless earlier terminated in accordance with the terms of the Plan. The 2002 Supplemental Stock Plan terminates automatically upon certain extraordinary events, such as a sale of all or substantially all of the Company’s assets, a merger in which the Company does not survive or the acquisition by any person or group of beneficial ownership of more than 50% of the Company’s Common Stock. If such an extraordinary event occurs, all options granted under the 2002 Supplemental Stock Plan become fully exercisable, and each optionee has the right to exercise any unexpired options immediately prior to the occurrence of the extraordinary event.

         Option Grant to Mr. Cracchiolo

        On June 25, 2001, the Company granted to Mr. Cracchiolo a nonstatutory stock option to purchase up to 300,000 shares of the Company’s Common Stock with an exercise price of $13.75 per share.  62,500 of the shares subject to the option vested on June 25, 2002, and an additional 1/36 of 187,500 of the shares subject to the option were to vest upon Mr. Cracchiolo’s completion of each additional month of service over the 36-month period measured from the first anniversary of the vesting commencement date. The remaining 50,000 shares subject to the option were to vest upon the earlier of (i) Mr. Cracchiolo’s continuation in service through June 25, 2006, or (ii) Mr. Cracchiolo’s attainment of a performance-based objective mutually agreed between the Company and Mr. Cracchiolo. As described above under “Employment Agreement with and Termination of Mr. Cracchiolo,” all of Mr. Cracchiolo's options were cancelled on March 3, 2003, pursuant to the terms of Mr. Cracchiolo’s employment agreement, dated as of March 3, 2003. In exchange for the cancellation of his options and pursuant to the terms of Mr. Cracchiolo’s employment agreement, on October 30, 2003 the Company granted to Mr. Cracchiolo replacement options to acquire 385,000 shares of the Company’s Common Stock, at an exercise price of $4.50 per share. The replacement options were fully vested and exercisable upon grant, subject to compliance with applicable federal and state securities laws.

Compensation Committee Interlocks and Insider Participation

        The Company’s Compensation Committee consists of Messrs. Bernardoni and Byrnes and Dr. Gerson, none of whom were at any time during fiscal 2002 or at any other time an Officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company’s Executive Officers and Board members who serve as Executive Officers or Board members of such other entities.

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        The following reports of the Compensation Committee and the Audit Committee, references to the independence of the Audit Committee members, Audit Committee Charter and Stock Performance Graph should not be considered to be part of this Proxy Statement. Any current or future cross-references to this Proxy Statement in filings with the Securities and Exchange Commission under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, will not include the reports or graph reproduced below or the Audit Committee Charter.

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee of the Board is comprised of Messrs. Bernardoni and Byrnes and Dr. Gerson, three non-employee Directors, who administer the Company’s executive compensation programs and policies. Mr. Byrnes is the Chairman of the Compensation Committee. The Company’s executive compensation programs are designed to attract, motivate and retain the executive talent needed to maximize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating the business strategies and long-range plans of the Company. The following is the Compensation Committee’s report submitted to the Board addressing the compensation of the Company’s executive officers for fiscal 2002.

        Compensation Policy and Philosophy: The Company’s executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers and (ii) based on the belief that the interests of the executives should be closely aligned with the Company’s stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries and incentive bonuses with stock options granted under the Company’s 1995 Stock Plan. In support of this philosophy, a meaningful portion of executive compensation is placed at-risk and linked to the financial performance of the Company. The Compensation Committee believes that cash compensation in the form of salary and incentive bonuses provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management’s stake in the long-term performance and success of the Company. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay. The Compensation Committee is responsible to the Board of Directors for ensuring that its executive officers are highly qualified and that they are compensated in a manner that furthers the Company’s business strategies and which aligns their interests with those of the Company’s stockholders.

        Executive Compensation Components: As discussed below, the Company’s executive compensation package is primarily comprised of base salary, incentive bonus and stock options.

        Base Salary and Annual Incentives: The Compensation Committee reviews executive officer salaries and bonus programs annually.  During fiscal 2002, the Compensation Committee engaged an independent compensation consulting firm to analyze the Company’s executive compensation practices in comparison to the executive compensation practices of comparable companies.  This independent consulting firm concluded that the base salaries of the Company’s executives generally are lower than those of comparable companies, but that the Company’s executive incentive bonus program places the Company in a competitive position on a total cash basis.  The Company’s 2002 executive incentive bonus program provided to each executive officer the opportunity to earn a quarterly cash incentive bonus equal to a maximum of 40% of his or her quarterly base salary.  The bonus percentage applicable to each quarter was determined based on the Company’s achievement in such quarter of performance objectives in four areas: (1) revenues; (2) profitability; (3) development of urinary stent product; and (4) manufacturing.  In determining such bonus percentage, the revenue and profitability objectives were each weighted 40% and the product development and manufacturing objectives were each weighted 10%.  Under the Company’s 2002 executive incentive bonus program, bonuses were paid to the Company’s Named Executive Officers (Messrs. Mikus, Cracchiolo, Eum and Quilty and Ms. Williams) only for the first quarter of 2002.  These bonuses amounted to an aggregate of $52,000.02 and were paid in July 2002.  In December 2002, the Company paid to Messrs. Eum and Quilty additional bonuses outside of the 2002 executive incentive bonus program, based on their achievement of individual performance objectives during 2002.  These additional bonuses amounted to $31,200.00 in the aggregate.

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        In addition to bonuses under the Company’s 2002 executive incentive bonus program, in February 2002 the Company paid to the Company’s Named Executive Officers an aggregate of $26,552.50 in bonuses earned for the fourth quarter of 2001 under the Company’s 2001 executive incentive bonus program.  The Company’s 2001 executive incentive bonus program provided to the chief executive officer the opportunity to earn a quarterly cash incentive bonus equal to a maximum of 40% of his or her quarterly base salary, and to each other executive officer the opportunity to earn a quarterly cash incentive bonus equal to a maximum of 30% of his or her quarterly base salary.  The bonus percentage applicable to each quarter was determined based on the Company’s achievement in such quarter of performance objectives in five areas: (1) revenues; (2) profitability; (3) development of urinary stent product; (4) the Company’s strategic alliance with Sanarus Medical, Inc.; and (5) new product research and development.  In determining such bonus percentage, each performance objective was weighted 20%.  In addition, under the Company’s 2001 executive bonus program, each of the Company’s executives, other than the chief executive officer, was eligible to receive an annual merit bonus equal to 10% of his or her annual base salary, based on his or her individual performance evaluations for 2001.  These merit bonuses were paid in April 2002 and amounted to $39,114.52 in the aggregate for the Company’s Named Executive Officers.  In addition, the Company’s Named Executive Officers received a special bonus in January 2002 based on the success of the Company’s strategic alliance with Sanarus Medical, Inc.  This special bonus amounted to $54,100.00 in the aggregate.

        In summary, the Company’s Named Executive Officers received aggregate bonuses in 2002 totaling $202,967.04.  As described in more detail above, this amount consisted of the following components:

•	in January 2002, $54,100.00 in the aggregate was paid to the Company’s Named Executive Officers as a special bonus based on the success of the Company’s strategic alliance with Sanarus Medical, Inc.;
•	in February 2002, $26,552.50 in the aggregate was paid to the Company’s Named Executive Officers for bonuses earned for the fourth quarter of 2001 under the Company’s 2001 executive incentive bonus program;
•	in April 2002, $39,114.52 in the aggregate was paid to the Company’s Named Executive Officers as merit bonuses under the Company’s 2001 executive bonus program, based on the individual performance evaluations for 2001;
•	in July 2002, $52,000.02 in the aggregate was paid to the Company’s Named Executive Officers under the Company’s 2002 executive bonus program; and
•	in December 2002, $31,200.00 in the aggregate was paid to Messrs. Eum and Quality based on their achievement of individual performance objectives during 2002.

        Stock Options: Stock options encourage and reward effective management which results in long-term corporate financial success, as measured by stock price appreciation.  Stock options to purchase 310,000 shares of Common Stock were granted to the Named Executive Officers and stock options to purchase 923,500 shares were granted to 145 other employees of the Company during 2002 under the Company’s 1995 Stock Plan and 2002 Supplemental Stock Plan.  The number of options that each executive officer or employee was granted was based primarily on the executive’s or employee’s ability to enhance the Company’s long-term growth and profitability. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value and that grants of stock options are the best way to motivate executive officers to improve long-term stock market performance.  The vesting provisions of options granted under the 1995 Stock Plan are designed to encourage longevity of employment with the Company and generally extend over a four-year period.  As described above, during fiscal 2002, the Compensation Committee engaged an independent compensation consulting firm to analyze the Company’s executive compensation practices in comparison to the executive compensation practices of comparable companies.  This independent consulting firm concluded that the option holdings of Messrs. Mikus, Cracchiolo, Eum and Quilty were lower than the typical option holdings of executives in similar positions at comparable companies.  Accordingly, in order to make the option holdings of Messrs. Mikus, Cracchiolo, Eum and Quilty more competitive, in June 2002, the Compensation Committee approved the Company’s grant to Messrs. Mikus, Cracchiolo, Eum and Quilty of options to purchase an aggregate of 310,000 shares of Common Stock.  No other options were granted to Named Executive Officers in 2002.  As described above under “Employment Contracts, Severance Agreements and Change of Control Arrangements,” the options granted to Mr. Mikus in June 2002 were cancelled pursuant to the terms of his Consulting Agreement, dated as of July 31, 2003, and all options granted to Mr. Cracchiolo were cancelled pursuant to the terms of his Employment Agreement, dated as of March 3, 2003.  In exchange for the cancellation of his options and pursuant to the terms of Mr. Cracchiolo’s employment agreement, on October 30, 2003 the Company granted to Mr. Cracchiolo replacement options to acquire 385,000 shares of the Company’s Common Stock.

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        Compensation of Chief Executive Officer: The Compensation Committee believes that Paul W. Mikus, the Company’s former Chief Executive Officer, provided valuable services to the Company during fiscal year 2002 and his compensation was competitive with that paid to executives at comparable companies.  As described above, during fiscal 2002, the Compensation Committee engaged an independent compensation consulting firm to analyze the Company’s executive compensation practices in comparison to the executive compensation practices of comparable companies.  This independent consulting firm concluded that Mr. Mikus’ 2002 base salary of $239,583 was below the typical base salaries of chief executive officers at comparable companies, but that the Company’s executive incentive bonus program places the Company in a competitive position on a total cash basis.  The incentive bonuses paid to Mr. Mikus during 2002 amounted to $43,600 in the aggregate, and consisted of the following components:

•	in January 2002, Mr. Mikus received a bonus of $16,000 based on the success of the Company’s strategic alliance with Sanarus Medical, Inc.;
•	in February 2002, Mr. Mikus received $7,600 as a bonus earned for the fourth quarter of 2001 under the Company’s 2001 executive incentive bonus program, which, as described above, was based on the Company’s achievement of performance objectives in the following five areas: (1) revenues; (2) profitability; (3) development of urinary stent product; (4) the Company’s strategic alliance with Sanarus Medical, Inc.; and (5) new product research and development; and
•	in July 2002, Mr. Mikus received $20,000 as a bonus earned for the first quarter of 2002 under the Company’s 2002 executive incentive bonus program, which, as described above, was based on the Company’s achievement of performance objectives in the following four areas: (1) revenues; (2) profitability; (3) development of urinary stent product; and (4) manufacturing.

        The independent consulting firm also concluded that Mr. Mikus’ option holdings were lower than the typical option holdings of chief executive officers at comparable companies.  Accordingly, in order to make Mr. Mikus’ option holdings more competitive, in June 2002, the Compensation Committee approved the Company’s grant to Mr. Mikus of options to purchase an aggregate of 200,000 shares of Common Stock.  As described above under “Employment Contracts, Severance Agreements and Change of Control Arrangements,” these options were cancelled pursuant to the terms of Mr. Mikus’ Consulting Agreement, dated as of July 31, 2003.

        Internal Revenue Code Section 162(m): Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid in cash to the Company’s executive officers for the 2002 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to the Company’s executive officers for fiscal 2003 will exceed that limit. The 1995 Stock Plan has been structured so that any compensation paid in connection with the exercise of options grants under that plan will qualify as performance-based compensation, and therefore is not subject to the $1.0 million limitation.

COMPENSATION COMMITTEE

Peter F. Bernardoni Robert F. Byrnes Benjamin Gerson, M.D.

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Board Audit Committee Report on Independent Auditors

        The following is the report delivered by the Audit Committee of the Company’s Board of Directors with respect to the principal factors considered by such Committee in its oversight of the accounting, auditing and financial reporting practices of the Company for fiscal year 2002.

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Company’s independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principals.

        In discharging its oversight responsibility as to the audit process, the Audit Committee has received from the independent auditors, Ernst & Young LLP, the written disclosures and the letter describing all relationships between the auditors and the Company that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence.

        The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

        The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002 with management and the independent auditors.

        Based on the above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert F. Byrnes Terrence A. Noonan Thomas R. Testman

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Stock Performance Graph

        The following graph compares the performance of the Company’s Common Stock over the five preceding fiscal years to the weighted average performance over the same period of the stock of companies included in The Nasdaq Stock Market-U.S. Index and a self-constructed peer group of companies selected by the Company. The Company first included the self-constructed peer group last year because the Company was informed that 2001 would be the last year the JP Morgan Hambrecht & Quist Healthcare-Excluding Biotechnology Index would be available. The graph assumes $100 was invested at the close of trading on December 31, 1997 in the Company’s Common Stock and in each indices and that all dividends were reinvested. The Nasdaq Stock Market-U.S. Index tracks the aggregate price performance of equity securities of companies traded on The Nasdaq National Market. The self-constructed per group consists of: American Medical Systems Holdings, Inc., HealthTronics Surgical Services, Inc., Laserscope, Medstone International, Inc., North American Scientific, Inc., Theragenics Corporation and Urologix, Inc. The stockholder return shown on the graph below should not be considered indicative of future stockholder returns, and the Company will not make or endorse any predictions to future stockholder returns.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ENDOCARE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

* $100 invested on 12/31/97 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	12/97	12/98	12/99	12/00	12/01	12/02

ENDOCARE, INC	100.00	56.25	241.09	364.29	512.29	98.29
NASDAQ STOCK MARKET (U.S.)	100.00	140.99	261.49	157.77	125.16	86.53
PEER GROUP	100.00	68.83	43.65	45.23	62.39	38.79

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RELATED PARTY TRANSACTIONS

        In October 1999, the Company entered into a strategic alliance with Sanarus Medical, Inc., a privately held medical device company, to commercialize its proprietary cryosurgical technology in the treatment of breast cancer, benign breast tumors and gynecological diseases. The terms of the related agreements included an equity investment by the Company in Sanarus totaling $300,000, which represented 6.8% of all outstanding voting securities on the investment date. The Company also received a warrant to acquire at that time approximately 52.0% of Sanarus’ voting stock on an as-converted, fully-diluted basis, in consideration for entering into a manufacturing, supply and license agreement. In June 2001, the Company provided a bridge loan to Sanarus in the principal amount of $250,000, which accrued interest at the rate of 8% per annum, compounded annually. This amount was subsequently repaid in July 2001 upon Sanarus’ receipt of additional equity financing. This financing along with other financings by Sanarus reduced the Company’s ownership percentage to approximately 1.8% of Sanarus’ voting stock on an as-converted basis and reduced the Company’s maximum potential ownership percentage in Sanarus to approximately 20% on an as-converted, fully-diluted basis. In April 2003, the Company and other investors entered into a bridge loan financing with Sanarus in which Sanarus issued to the Company a convertible promissory note in the aggregate amount of $600,000 and a related stock purchase warrant with an aggregate exercise price of up to $300,000. In October 2003, the Company and other investors participated in an equity financing with Sanarus in which Sanarus issued to the Company shares of preferred stock in exchange for the Company’s cancellation of the indebtedness evidenced by the Company’s convertible promissory note. This financing along with other financings by Sanarus increased the Company’s percentage ownership to approximately 2.7% of Sanarus’ voting stock on an as-converted basis and reduced the Company’s maximum potential ownership percentage in Sanarus to approximately 7.9% on an as-converted, fully-diluted basis. Mr. Bernardoni, a current member of the Company’s board of directors, is an officer of Technology Funding Inc. and a partner of Technology Funding Ltd., each of which is a general partner of specified funds that in the aggregate beneficially own more than 10% of the outstanding Series A Preferred Stock of Sanarus. Mr. Bernardoni is also currently a  member of the board of directors of Sanarus, and Mr. Mikus, a former member of the Company’s board of directors, was a member of the board of directors of Sanarus until he resigned effective October 22, 2003.

        The Company received a full recourse promissory note in the principal amount of $1,028,125 in November 1999 in connection with the issuance and sale of 175,000 shares of its Common Stock at the fair market value on the date of sale to Jerry W. Anderson, its former Senior Vice President, Sales and Marketing and the former President of Advanced Medical Procedures LLC, its wholly owned subsidiary. The note bears interest at 5.99% per annum, compounded semi-annually. Accrued and unpaid interest is payable annually each September and the principal is due and payable in one lump sum in September 2003. The Company agreed to forgive principal on the note ratably over four years subject to Mr. Anderson remaining an employee of the Company. The outstanding principal balance of the note at December 31, 2001 and 2002 totaled $417,292 and $214,292, respectively. Mr. Anderson’s employment with the Company was terminated in August 2003.

        In March 2001, the Company received a promissory note in the principal amount of $42,800 from Mr. Quilty. The note accrued interest at 4.8% per annum, compounded semi-annually, and became due and payable in one lump sum in March 2003. The note remains unpaid as of the date of this proxy statement.

        In March 2001, the Company received a promissory note in the principal amount of $42,800 from Ms. Williams. The note accrued interest at 4.8% per annum, compounded semi-annually, and became due and payable in one lump sum in March 2003. The note remains unpaid as of the date of this proxy statement.

        Under the terms of stockholder registration rights agreements between the Company and some of its stockholders, if the Company propose to register any of its securities under the Securities Act for its own account, the parties to a registration rights agreement are entitled to notice of the registration and to include their shares of Common Stock in the registration. These registration rights are subject to limitations and conditions, including the rights of the underwriters of the offering to limit the number of shares included in any underwritten registration. In general, the Company is required to indemnify the holders of registrable securities under described circumstances and to bear the expense of the registrations, except for the selling stockholders’ pro rata portion of the underwriting discounts and commissions.

        On June 1, 2001, the Company entered into a consulting agreement with Dr. Strauss pursuant to which Dr. Strauss assisted the Company with employee recruiting and insurance reimbursement strategies. In exchange for these services, the Company granted to Dr. Strauss an option to purchase 10,000 shares of the Company’s common stock. This agreement was terminated on March 31, 2002, at which time such options were fully vested.

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        The Company has entered into an employment agreement with Mr. Nydam, dated as of March 3, 2003. Under his employment agreement, Mr. Nydam’s initial base salary is $240,000 per year, and Mr. Nydam is eligible to receive an annual bonus of up to 40% of his base salary. In addition, the employment agreement provides for a cash signing bonus of $15,000, and a cash performance bonus of $10,000 promptly after the Company is in full compliance with its obligations as a reporting company pursuant to the Securities Exchange Act of 1934, as amended.

        Mr. Nydam’s employment agreement provides that Mr. Nydam will receive options to purchase 500,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of the common stock on the grant date. These options vest as to 25% of the shares on the first anniversary of Mr. Nydam’s employment and 1/48th of the shares at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control of the Company. These options expire on the tenth anniversary of Mr. Nydam’s employment.

        Mr. Nydam’s employment agreement also provides that Mr. Nydam will receive additional options to purchase 250,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of the Common Stock on the grant date. These options vest upon the attainment of performance objectives that have been mutually agreed upon by the Company and Mr. Nydam, or 5 years, whichever occurs first. The vesting will accelerate upon the occurrence of a change in control of the Company. These options expire on the tenth anniversary of Mr. Nydam’s employment.

         Mr. Nydam’s employment agreement also provides that, if the Company terminates Mr. Nydam’s employment other than for “cause” (as defined in the employment agreement) or if Mr. Nydam terminates his employment for “good reason” (as defined in the employment agreement), then, during the 12-month period immediately following the date of Mr. Nydam’s termination, (i) the Company will continue to pay to Mr. Nydam his base salary and make available to Mr. Nydam the benefits made generally available by the Company to its employees, and (ii) his first group of options, covering 500,000 shares of common stock, will continue to vest for a one year period following such termination.

        The Company has entered into an employment agreement with Ms. Greenberg, dated as of March 25, 2003 and amended as of September 14, 2003. Under her employment agreement, Ms. Greenberg’s initial base salary is $185,000 per year, and Ms. Greenberg is eligible to receive an annual bonus of up to 40% of her base salary.

        Ms. Greenberg’s employment agreement provides that Ms. Greenberg will receive options to purchase 250,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of the common stock on the grant date. These options vest as to 25% of the shares on the first anniversary of Ms. Greenberg’s employment and 1/48th of the shares at the end of each monthly anniversary thereafter. The vesting will accelerate upon the occurrence of a change in control of the Company. These options expire on the tenth anniversary of Ms. Greenberg’s employment.

        Ms. Greenberg’s employment agreement also provides that, if the Company terminates Ms. Greenberg’s employment other than for “cause” (as defined in the employment agreement) or if Ms. Greenberg terminates her employment for “good reason” (as defined in the employment agreement), then, during the 12-month period immediately following the date of Ms. Greenberg’s termination, (i) the Company will continue to pay to Ms. Greenberg her base salary and make available to Ms. Greenberg the benefits made generally available by the Company to its employees, and (ii) her options will continue to vest for a one year period following such termination.

        The Company has entered into indemnification agreements with each of its directors and executive officers, as well as with certain employees and consultants. These indemnification agreements provide that the Company holds harmless and indemnifies each such director, officer, employee and consultant to the fullest extent authorized or permitted by law. In addition, these indemnification agreements provide for payment of expenses (including attorneys’ fees) actually and reasonably incurred in connection with any threatened, pending or completed proceeding to which the indemnified director, officer or employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that he or she is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

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        As described above under “Executive Compensation and Other Information,” the Company also has entered into certain agreements with Messrs. Mikus, Cracchiolo, Eum and Quilty and has adopted a 2002 Executive Separation Benefits Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely upon the copies of Section 16(a) reports which the Company received from such persons or written representations from them regarding their transactions in the Company’s Common Stock, the Company believes that, during the period from January 1, 2002 through December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met in a timely manner, with the exception of the inadvertent failure to file Form 4s for the following stock option grants, each of which occurred on June 26, 2002 and was reflected in a Form 5 filing made on June 27, 2003: (i) grant to Mr. Mikus of an option to purchase 200,000 shares of Common Stock; (ii) grant to Mr. Cracchiolo of an option to purchase 35,000 shares of Common Stock; (iii) grant to Mr. Eum of an option to purchase 35,000 shares of Common Stock; and (iv) grant to Mr. Quilty of an option to purchase 40,000 shares of Common Stock.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        Stockholder proposals that are intended to be presented at the Company’s 2004 Annual Meeting must be received no later than July 27, 2004, in order that they may be included in the proxy statement and form of proxy relating to that meeting, and must meet all the other requirements as specified in the Company’s Bylaws. In addition, the proxy solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than October 10, 2004.

ANNUAL REPORT

        A copy of the Annual Report of the Company for the 2002 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

        The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about November 19, 2003. The Company will mail without charge to stockholders, upon written request, a copy of the Form 10-K, including the financial statements, schedule and list of exhibits. Requests should be sent to Endocare, Inc., 201 Technology Drive, Irvine, California, 92618, Attn: Katherine Greenberg.

By Order of the Board of Directors

/s/ Katherine Greenberg
Katherine Greenberg Senior Vice President, Chief Financial Officer and Secretary

Irvine, California
November 18, 2003

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PROXY	ENDOCARE, INC.	PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 11, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William J. Nydam and Katherine Greenberg, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Annual Meeting of Stockholders of Endocare, Inc., to be held on Thursday, December 11, 2003, or at any postponements or adjournments thereof, as specified below with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes all previous Proxies and acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on December 11, 2003 and the Proxy Statement.

THIS PROXY CONFERS ON EACH PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTER AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THIS PROXY, WHEN PROPERLY EXECUTED,  WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINATED DIRECTORS AND IN FAVOR OF THE OTHER PROPOSALS, AND WILL BE VOTED BY THE PROXYHOLDER AT HIS OR HER DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

(Continued and to be signed on the Reverse Side)

PLEASE DETACH PROXY CARD HERE AND RETURN IT IN THE ENVELOPE PROVIDED

The Board of Directors recommends a vote FOR the directors listed below and a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as a specified below.

1.	To elect seven (7) directors to the Board of Directors of the Company to serve during the ensuring year or until their successors are duly elected and qualified.	[_]	FOR all nominees listed below	[_]	WITHHOLD AUTHORITY to vote for all nominees listed below	[_]	EXCEPTIONS

Nominees: Peter F. Bernardoni, Robert F. Byrnes, Benjamin Gerson, M.D., Ronald A. Matricaria, Terrence A. Noonan, Michael J. Strauss, M.D., and Thomas R. Testman.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and write the name(s) of such nominee(s) on the space provided below.)

EXCEPTIONS ________________________________________________________________________________________________

2.	To approve an amendment and restatement of the Company’s 1995 Stock Plan (the “Plan”) to increase the maximum number of shares with respect to which options and stock purchase rights may be granted to any participant in the plan in any fiscal year from 100,000 to 1,500,000 shares.

[_] FOR	[_] AGAINST	[_] ABSTAIN

3.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

[_] FOR	[_] AGAINST	[_] ABSTAIN

4.	In accordance with the discretion of the Proxyholders, to act upon all matters incident to the conduct of the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

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Dated: __________________________, 2003

Signature

Signature

Title(s)

Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

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APPENDIX A

OPEN LETTER TO ENDOCARE STOCKHOLDERS

EXPLANATORY NOTE: The Open Letter to Endocare Stockholders included below is a revised version of the Open Letter to Endocare Stockholders that Endocare originally filed with the Securities and Exchange Commission on June 13, 2003 and amended on July 18, 2003. In the revised version of the Open Letter included below, Endocare has (i) modified the language regarding Dr. Chinn seeking Endocare shares or stock options, (ii) updated the disclosure to reflect information subsequently disclosed by the insurgents, and (iii) included the new annual meeting date. Other than these revisions, this revised version speaks as of the date originally filed.

IRVINE, CA (June 13, 2003) . . . Endocare, Inc. (ENDO.PK), an innovative medical device company focused on the development of minimally invasive technologies for tissue and cancer tumor ablation, today published the following letter to its stockholders.

To the Stockholders of Endocare, Inc.:

        Endocare, Inc. is writing this letter to its stockholders to inform them of several facts regarding a group of insurgents who currently are waging a proxy contest seeking to replace the Board of Directors of Endocare. This group, which refers to itself as the “Committee to Revitalize Endocare,” includes the following persons: Douglas O. Chinn, M.D., Solana Capital Partners, Inc., David Eller, William A. Barry, Joseph L. D’Angelo, Robert P. Fry, M.D., J.D., Kurt Landgraf and John R. Queen. The proxy contest is being funded by Solana Capital Partners, Inc.

        We urge our stockholders to consider the following facts regarding the insurgents. These facts were disclosed in depositions taken of Dr. Chinn and Luke D. D’Angelo, the managing director and secretary of Solana Capital Partners, Inc., in connection with litigation in Delaware Chancery Court relating to Dr. Chinn’s request to inspect our books and records:

•	In what we believe to be a violation of federal securities laws, none of the agreements described below between Dr. Chinn and Solana Capital Partners, Inc. were disclosed in the insurgent’s original preliminary proxy materials filed on May 8, 2003 with the Securities and Exchange Commission. To the contrary, the insurgent’s original preliminary proxy materials filed on May 8, 2003 stated expressly that no such arrangements or understandings among the insurgents exist. In addition, the insurgents’ preliminary proxy materials filed on May 8, 2003 did not disclose the amendments to the consulting arrangements between Solana Capital Partners, Inc. and Messrs. Barry and Eller discussed below. After Endocare filed the original version of this letter with the Securities and Exchange Commission on June 13, 2003, the insurgents amended their preliminary proxy materials to disclose each of the agreements and amendments described below.

•	According to Luke D’Angelo, Messrs. Barry and Eller have been paid $50,000 to date for the use of their names and assistance with the proxy contest, and renewed consulting agreements with Solana Capital Partners, Inc. that provide a $20,000 per month payment. If successful in the proxy contest, Messrs. Barry and Eller will be entitled to a “success fee” of 100% of the amounts paid to them pursuant to their consulting agreements. Thus, if they are successful at the December 11, 2003 annual meeting, and they are paid $20,000 per month pursuant to their existing consulting agreements, Messrs. Barry and Eller collectively will receive more than $500,000 for agreeing to serve as nominees on the insurgents’ slate.

•	If the proxy contest is successful, Solana Capital Partners, Inc. or Solana Venture Group, L.P., a fund managed by Solana Capital Partners, Inc., will seek to be awarded Endocare shares or stock options, in addition to Solana Capital Partners, Inc. being reimbursed for costs and expenses relating to the proxy contest.

•	On March 27, 2003, Dr. Chinn and Solana Capital Partners, Inc. executed an agreement in which Solana Capital Partners, Inc. granted to Dr. Chinn a “first right of refusal” for 16.5% of the Endocare shares or stock options that the insurgents might award to Solana Venture Group, L.P. if the proxy contest is successful.

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•	To date, Dr. Chinn has advanced to Solana Capital Partners, Inc. $200,000 to cover costs and expenses relating to the proxy contest. An agreement executed by Dr. Chinn and Solana Capital Partners, Inc. provides that Solana Capital Partners, Inc. will repay to Dr. Chinn all amounts that Dr. Chinn has advanced relating to the proxy contest. This repayment will consist of (i) cash, or (ii) the assignment to Dr. Chinn of limited partnership units in Solana Venture Group, L.P.

•	In addition to the agreement between Dr. Chinn and Solana Capital Partners, Inc. that is described above, on March 5, 2003 Dr. Chinn and Solana Capital Partners, Inc. executed two earlier agreements outlining their strategy with respect to Endocare. These agreements indicate that, if a proxy contest were unsuccessful, Dr. Chinn and Solana Capital Partners, Inc. intended to “move to Plan C, which will either be an offer to buy out Endocare with a Tender offer from a Shell Co. or outside financing.” In their depositions, Dr. Chinn and Luke D’Angelo stated that they subsequently rescinded the March 5 agreements, on the advice of legal counsel.

•	As of December 31, 2002, Endocare and Dr. Chinn agreed to terminate their ongoing consulting relationship and Endocare paid Dr. Chinn a lump sum of $175,000.

•	Based on the deposition testimony of Luke D’Angelo, we believe that, if successful in the proxy contest, Dr. Chinn plans to be appointed Chief Medical Officer of Endocare, Inc. with the hope that his compensation would be at a rate comparable to what he was making in private practice.

•	If these insurgents are successful, the directorial slate of the Committee to Revitalize Endocare will include five out of seven members with significant direct or indirect economic interests or expectations arising out of that success. Substantial cash payments will be due to Messrs. Barry and Eller. Dr. Chinn and Solana Capital Partners, Inc. expect to be reimbursed for their $200,000 advance and other costs and expenses incurred relating to the proxy contest. Solana Capital Partners, Inc. will seek to be issued Endocare shares or stock options as a success fee, and Dr. Chinn will have the right to receive a portion of such shares or stock options. As disclosed in the insurgents’ prior proxy filings, one of the slate of seven is the father of a principal of Solana Capital Partners, Inc. and another of the slate of seven is the father of an employee of Solana Capital Partners, Inc.

We urge our stockholders to consider the foregoing facts carefully before granting any proxy in connection with our Annual Meeting of Stockholders scheduled for December 11, 2003. We appreciate your time and attention to these matters, which are very important to the future of Endocare, Inc.

Very truly yours,

ENDOCARE, INC.

By:	/s/ William J. Nydam
William J. Nydam
President and Chief Operating Officer

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APPENDIX B

SOLICITATION PARTICIPANT INFORMATION

Following is information relating to the Company’s directors and executive officers, including former executive officer Paul W. Mikus (each, a “Participant,” and, collectively, the “Participants”). The Participants may be deemed to be participants in the solicitation of proxies of stockholders with respect to the Annual Meeting. Information regarding the Participants’ ownership of the Company’s Common Stock as of September 30, 2003 is set forth in the Proxy Statement in “Principal Stockholders.”

Principal Occupation or Employment and Business Address

The principal occupation or employment of each Participant and the name, principal business and address of any corporation or other organization in which such employment is carried on is as set forth below. Unless otherwise indicated, the business address of each Participant is c/o the Company at 201 Technology Drive, Irvine, California 92618.

Name	Position and Employer	Business Address (if other than the Company)

Peter F. Bernardoni	Vice President and Partner, Technology Funding (a venture capital firm)	Technology Funding 1107 Investment Blvd., Suite 180 El Dorado Hills, CA 95762

Robert F. Byrnes	President and Chief Executive Officer, Thermage, Inc. (a medical device company)	Thermage, Inc. 4058 Point Eden Way Hayward, CA 94545-3721

Benjamin Gerson, M.D.	Clinical Professor of Pathology and Cellular Biology, and Clinical Professor of Medicine, Jefferson Medical College; Professor of Medicine, Occupational Health, Boston University School of Medicine	Jefferson Medical College 10551 Decatur Rd., Suite 200 Philadelphia, PA 19154

Ronald A. Matricaria	Former Chairman & Chief Executive Officer, St. Jude Medical, Inc. (a medical device company)	N/A

Terrence A. Noonan	Former President & Chief Operating Officer, Furon Company (a manufacturer of industrial and medical polymer components)	N/A

Michael J. Strauss, M.D.	Chief Executive Officer, Naviscan PET Systems, Inc. (a medical device company)	Naviscan PET Systems, Inc. 7617 Standish Place Rockville, MD 20855

Thomas R. Testman	Former Managing Partner, Ernst & Young LLP	N/A

William J. Nydam	President & Chief Operating Officer, Endocare, Inc.	N/A

Katherine Greenberg	Senior Vice President, Chief Financial Officer and Secretary, Endocare, Inc.	N/A

Paul W. Mikus	Former Chairman & Chief Executive Officer, Endocare, Inc.	N/A

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Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales during the past two years of shares of the Company’s Common Stock by the Participants, based on filings made by the Participants with the Securities and Exchange Commission. To the Company’s knowledge, none of the purchase price or market value of those shares was represented by funds borrowed or otherwise obtained by a Participant for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares of Common Stock Purchased or Sold

Peter F. Bernardoni	December 5, 2001	183,400 (1)(2)

Robert F. Byrnes	November 2, 2001	130,000 (3)

Benjamin Gerson, M.D.	November 2, 2001	10,000 (4)

Ronald A. Matricaria	—	—

Terrence A. Noonan	—	—

Michael J. Strauss, M.D.	—	—

Thomas R. Testman	—	—

William J. Nydam	—	—

Katherine Greenberg	—	—

Paul W. Mikus	March 30, 2001	50,000 (4)
	July 24, 2001	100,000 (4)
	August 7, 2001	150,000 (5)
	August 8, 2001	25,000 (4)

(1) Represents shares sold in the open market.
(2) Represents shares owned by Technology Funding Medical Partners I, L.P.
(3) Represents shares purchased through the exercise of stock options.
(4) Represents shares purchased through the exercise of stock options and then sold in the open market.
(5) On August 7, 2001, Mr. Mikus entered into a contract relating to 150,000 shares of the Company’s Common Stock (the “Share Amount”), pursuant to which Mr. Mikus agreed on August 20, 2003 (the “Pricing Date”) to make a cash payment to the counterparty under the contract (the “Counterparty”) on August 26, 2003 (the “Settlement Date”) as follows: (i) if the per share average closing price for the shares of the Company’s Common Stock on the ten consecutive Exchange Trading Days ending on August 20, 2003 (the “Relevant Price”) is greater than or equal to $19.208, an amount equal to the Share Amount times ($16.007 + Relevant Price — $19.208); (ii) if the Relevant Price is less than $19.208 but greater than $16.007, an amount equal to the Share Amount times $16.007; (iii) if the Relevant Price is less than or equal to $16.007, an amount equal to the Share Amount times the Relevant Price. On the Pricing Date, the Relevant Price was $4.285 and consequently, Mr. Mikus delivered to the Counterparty $642,750.

Miscellaneous Information Regarding Participants

Except as described in the Proxy Statement, to the Company’s knowledge, no associate of any Participant beneficially owns any shares or other securities of the Company. Furthermore, except as described in the Proxy Statement, to the Company’s knowledge, no Participant or any of his or her associates is either a party to any transactions or series of similar transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions, (i) in which the Company or any of the Company’s subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any Participant or any of his or her associates had or will have, a direct or indirect material interest.

To the Company’s knowledge, except as described in the Proxy Statement, no Participant or any of his or her associates has entered into any agreement or understanding with any person with respect to any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in the Proxy Statement, to the Company’s knowledge, there are no contracts, arrangements or understandings by any of the Participants within the past year with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

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Except as described in the Proxy Statement, to the Company’s knowledge, no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

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APPENDIX C

AUDIT COMMITTEE CHARTER

I. Audit Committee Purpose

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities related to the accounting policies, financial reporting, internal control environment, legal compliance, and business ethics of the Endocare, Inc. (“Endocare” or the “Company”). The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Endocare’s financial reporting process and the quality of the public financial reports.

•	Evaluate the systems of internal controls regarding finance, accounting, regulatory compliance, security, legal compliance and compliance with ethics policies.

•	Monitor the independence and performance of Endocare’s independent auditors and the internal audit function.

•	Provide an avenue of free and open communication among the independent auditors, internal auditors, management, and the Board of Directors.

•	Provide an independent and protected forum for Endocare’s employees to report concerns regarding any possible: (1) material errors or misstatements in the Company’s published financial reports or reports intended for publication, (2) serious failure of or non-compliance with documented internal control policies and procedures, or (3) violations of regulatory or legal requirements to which the Company is subject.

•	Provide an independent and protected forum for Endocare’s management responsible for the Company’s compliance with various Federal and state regulations to report any concerns regarding possible violations of these regulations. These regulations include, but are not limited to those prescribed by the FDA, employment laws, tax laws and laws governing fraud and abuse, and privacy.

The Committee has the authority to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, including direct access to the independent auditors. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

The Committee structure shall meet the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley,” or, the 2002 “Act”). The Committee shall be comprised of no less than three Directors, each of whom shall be independent Directors, non-employees of the Company, and free from any relationship that would interfere with the exercise of his or her independent judgment. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements (that is, they shall meet the criteria for “Financial Literacy” as defined in the Act), and at least one member of the Committee shall have sufficient accounting and financial knowledge and management experience to qualify as a “Financial Expert” under Sarbanes-Oxley.

Committee members shall be appointed annually by the Board of Directors. The Committee will appoint a Chairperson by majority vote of the Committee membership. The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee will conduct, at least annually, private executive sessions with the Chief Financial Officer, the independent and internal auditors, and as a Committee, to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditor’s limited review procedures.

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III.        Audit Committee Responsibilities and Duties

        While the primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors, and to report the results of their activities to the Board, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company.

General

1.	Set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

2.	Discuss with the internal and independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

3.	Oversee the work of the internal and independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. Meet separately periodically with management, internal and independent auditors to discuss issues and concerns warranting Committee attention.

4.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

5.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

Financial Reporting

1.	Review Endocare’s annual audited financial statements and Form 10K prior to filing or distribution, including disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A). This review will include discussions with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

2.	Review with financial management and the independent auditors Endocare’s quarterly financial results and disclosures under MD&A prior to the release of earnings and/or the quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting policies and practice and any items that may be required communications by the independent auditors to the Committee. For purposes of this review, the Chair of the Committee may represent the entire Committee.

3.	In consultation with the management and the independent and internal auditors, evaluate the integrity and adequacy of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the internal and independent auditors together with management’s responses.

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4.	Review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor’s report on management’s assertion (effective beginning with fiscal 2004).

5.	Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	Prepares its report to be included in the Company’s annual proxy statement.

Independent Auditors

1.	The independent auditors are ultimately accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

2.	The Committee shall pre-approve all audit and non-audit services provided by the auditors to ensure that the independent auditors are not engaged to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full audit Committee at its next scheduled meeting.

3.	The Committee shall approve the fees and other significant compensation to be paid to the independent auditors, and review all payments made to the audit firm, regardless of nature, on an annual basis. The Committee should review and discuss with the independent auditors all significant relationships they have with Endocare that could impair their independence.

4.	Annually review the independent auditor’s audit plan; discuss scope, staffing, locations, reliance upon management judgments, and general audit approach.

5.	Annually obtain and review a report from the independent auditors describing:

a.	The Firm’s internal quality control procedures.

b.	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

c.	All relationships between the independent auditor and the Company to assess the auditor’s independence.

6.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss any matters that may be required to be communicated by the independent auditors to the Committee. Specifically, review the following with the auditors:

a.	Results of the annual audit.

b.	All critical accounting policies and practices.

c.	All material alternative treatments within generally accepted accounting principles and ramifications of the use of such alternative treatments.

d.	The auditor’s judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments.

e.	Clarity of disclosure and disclosure treatments preferred by the independent auditor.

f.	Material written communications between the independent auditor and management.

g.	Any other matters required to be communicated to the Committee.

7.	Annually review with either the Company’s internal auditors or other qualified independent reviewing body, the overall status of internal controls related to finance and accounting functions of the company as well as those related to legal and regulatory compliance, including compliance with the requirements of Sarbanes-Oxley.

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8.	Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC requirements and stock exchange listing standards.

Other Audit Committee Responsibilities

1.	Perform any other activities and reviews consistent with this Charter, Endocare’s by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

2.	Maintain minutes of meetings and report to the Board of Directors the activities and findings of the Committee.

3.	Review the adequacy of financial and accounting personnel staffing and succession planning within the Endocare.

4.	Annually review outstanding legal matters of the Company with the General Counsel, including reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

5.	Annually review and approve the Company’s ethics policy.

6.	Annually review and approve the Company’s investment policy.

7.	Review Annual Quality Report prepared by Company FDA Regulatory Affairs/ Quality Assurance management.

8.	Conduct an annual meeting with the Company’s Chief Compliance Officer to review compliance with Federal regulations governing companies in the healthcare industry.

9.	Conduct an annual meeting with the Company’s Vice President, Human Resources to review compliance with Federal and state employment laws.

10.	Approve additions or modifications of significant policies and procedures associated with internal control, regulatory compliance, security, and privacy controls.

11.	Provide oversight of internal audit function through periodic meetings with Company internal audit staff.

12.	Conduct periodic reviews related to Executive activities, reimbursements, and practices.

13.	Perform a self-evaluation of the Committee’s performance at least annually to determine whether it is functioning effectively.

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APPENDIX D

ENDOCARE, INC.
AMENDED AND RESTATED
1995 STOCK PLAN

       1.     PURPOSES OF THE PLAN. The purposes of this Stock Plan are to:

(a) Attract and retain the best available personnel for positions of substantial responsibility;

(b) Provide additional incentives to Employees and Consultants; and

(c) Promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant. Stock Purchase Rights may also be granted under the Plan.

       2.     DEFINITIONS. As used herein, the following definitions shall apply:

(a)  “Applicable Laws” means the legal requirements relating to the Plan and the Options or Stock Purchase Rights under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Options and Stock Purchase Rights granted to residents therein.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee appointed by the Board in accordance with Section 4 of this Plan.

(e) “Common Stock” means the Common Stock of the Company.

(f) “Company” means Endocare, Inc., a Delaware corporation.

(g) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services in a non-employee capacity and who is compensated for such services.

(h)  “Continuous Status as an Employee, Consultant or Outside Director” means that the employment, consulting or director relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, at the end of the three (3)-month period measured from the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Code Section 22(e)(3).

(k)  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

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(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)  If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, then the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

(n)   “Family Member” means the Optionee’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which any of the foregoing individuals (or the Optionee) have more than a fifty percent (50%) beneficial interest, a foundation in which any of the foregoing individuals (or the Optionee) control the management of assets, and any other entity in which any of the foregoing individuals (or Optionee) own more than fifty percent (50%) of the voting interests.

(o) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonstatutory Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(q)   “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement or Restricted Stock . Purchase Agreement (whichever is applicable)

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Option” means a stock option granted pursuant to the Plan.

(t)   “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of this Plan.

(u) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(v) “Optionee” means an Employee, Consultant or Outside Director who holds an outstanding Option or Stock Purchase Right.

(w) “Outside Director” means a Director who is not an Employee.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

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(y) “Plan” means this Endocare, Inc. 1995 Stock Plan.

(z) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of this Plan.

(aa)   “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to Common Stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of this Plan.

(bb) “Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(cc) “Section 16(b)” means Section 16(b) of the Exchange Act.

(dd) “Share” means a share of the Common Stock.

(ee) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of this Plan, as evidenced by a Restricted Stock Purchase Agreement.

(ff) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.     STOCK SUBJECT TO THE PLAN.

(a)   Subject to the provisions of Section 3(b) and Section 13 of this Plan, the maximum aggregate number that may be issued under the Plan is five million, three hundred thirty thousand and eighty three (5,330,083) Shares. The Shares may be authorized but unissued, or reacquired Common Stock. Such Share reserve includes:

(i) Two million (2,000,000) Shares initially reserved for issuance upon adoption of the Plan;

(ii) The one million (1,000,000) Share increase authorized by the Board in April 1998, and approved by the stockholders on June 4, 1998 at the 1998 Annual Meeting;

(iii) The following additional Shares added to the reserve pursuant to the automatic increase provision of Section 3(b) below:

(A) Three hundred thirteen thousand (313,000) Shares in 1999;

(B) Three hundred thirty-seven thousand four hundred fifty (337,450) Shares in 2000;

(C) Four hundred fifty thousand five hundred fifty-nine (450,559) Shares in 2001;

(D) Five hundred thousand (500,000) Shares in 2002; and

(E) Seven hundred twenty nine thousand seventy four (729,074) Shares in 2003.

(b)   The number of Shares available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 2003 calendar year, by an amount equal to three percent (3%) of the total number of shares of the Corporation’s Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event shall any annual increase exceed one million (1,000,000) Shares.

(c)   If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

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        4.    ADMINISTRATION OF THE PLAN.

(a) Procedure.

(i)   Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to (A) Directors, Officers who are not Directors, and as to (B) Employees who are neither Directors nor Officers.

(ii)   Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Option or Stock Purchase Right grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan under Rule 16b-3 or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Additionally, to the extent possible and advisable, the Committee shall be composed of “Outside Directors” as that term is used in Section 162(m) of the Code.

(b)   Administration With Respect to Other Persons. With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Committee may be composed of members of the Board and/or officers of the Company who are not also members of the Board. The Committee may consist of a single member or more than one member as determined from time to time by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(c)  Powers of the Committee. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee and subject to Applicable Laws, the Committee shall have the authority, in its discretion to:

(i) Determine the Fair Market Value of the Common Stock in accordance with Section 2(m) of this Plan;

(ii) Select the Employees, Consultants and Outside Directors to whom Options and Stock Purchase Rights may be granted hereunder;

(iii) Determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

(iv) Determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(v) Approve forms of agreement for use under the Plan;

(vi)  Determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vii) Construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

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(viii) Prescribe, amend and rescind rules and procedures relating to the Plan;

(ix)   Modify or amend each Option or Stock Purchase Right (subject to the limits of Section 16 of this Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(x) Authorize any person to execute on behalf of the Company the Notice of Grant;

(xi) Determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

(xii) Take all other actions deemed necessary or advisable for administering the Plan.

(d) Effect of Committee’s Decision. The Committee’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

 5.   ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Consultant or Outside Director who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

6. LIMITATIONS.

(a)   Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)   Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s employment, consulting or director relationship with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such employment, consulting or director relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options and Stock Purchase Rights to Participants:

(i) No Participant shall be granted in any fiscal year of the Company Options and Stock Purchase Rights to purchase more than one million five hundred thousand (1,500,000) Shares;

(ii)   In connection a Participant’s commencement of Continuous Status as an Employee, Consultant or Outside Director, a Participant may be granted Options and Stock Purchase Rights to purchase up to an additional one million five hundred thousand (1,500,000) Shares which shall not count against the limit set forth in Subsection (i) immediately above; and

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of this Plan.

  7.  TERM OF PLAN. The Plan became effective on October 31, 1995. It shall continue in effect for a term of ten (10) years (October 30, 2005) unless terminated earlier under Section 16 of this Plan. If the number of Shares that can be issued under the Plan and/or the class of individuals eligible to receive Incentive Stock Options is changed, stockholder approval must again be obtained.

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 8.  TERM OF OPTION. The term of each Option shall be stated in the Notice of Grant. However, in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary (determined using the constructive ownership rules of Section 424(d) of the Code), the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

9. OPTION EXERCISE PRICE AND CONSIDERATION.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following limits:

(i) In the case of an Incentive Stock Option:

(A)  Granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; and

(B)  Granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Committee, but in any event shall not be less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(b)  Waiting: Period and Exercise Dates. At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Committee may specify that an Option may not be exercised until the completion of a service period.

(c)  Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) Cash;

(ii) Check;

(iii)   Promissory note with such recourse, interest, security, and redemption provisions as the Committee determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law);

(iv)   Other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Optionee for a period of more than six (6) months;

(v)   Delivery of exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares of Common Stock and to deliver the sale loan proceeds directly to the Company to pay all or a portion of the exercise price of the Option and/or any income tax withholding obligations;

(vi) Any combination of the foregoing methods of payment; or

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(vii) Such other consideration and method of payment for the issuance of Shares selected by the Board of Directors that is permissible under Applicable Law.

10. EXERCISE OF OPTION.

(a)   Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Option Agreement.

(b) An Option may not be exercised for a fraction of a Share.

(c)  An Option shall be deemed exercised when the Company receives (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

(d)   Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(e)   Termination of Employment, Consulting or Director Relationship. Upon termination of an Optionee’s Continuous Status as an Employee, Consultant or Director, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee’s termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, on the date of termination, the Optionee is not entitled to exercise the Option for all the Shares, then the Option shall immediately terminate with respect to the Shares covered by the unexercisable portion of such Option, and those Shares shall immediately revert to the Plan. If, after the date of Optionee’s termination, the Optionee does not, within the time specified in the Option, exercise his or her Option for all the Shares for which that Option is exercisable on such termination date, then the Option shall terminate with respect to those remaining Shares, and such Shares shall revert to the Plan.

(f)    Notwithstanding the above, in the event of an Optionee’s change in status from Consultant, Employee or Outside Director to another classification, an Optionee’s Continuous Status as an Employee, Consultant or Outside Director shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option at the end of the three (3)-month period measured from the day of such change in status.

(g)   Disability of Optionee. In the event that an Optionee’s Continuous Status as an Employee, Consultant or Outside Director terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within such period of time as is specified in the Notice of Grant, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination as a result of the Optionee’s Disability (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, the Optionee is not entitled to exercise the Option for all the Shares, then the Option shall immediately terminate with respect to the Shares covered by the unexercisable portion of such Option, and those Shares shall immediately revert to the Plan. If, after the date of Optionee’s termination, the Optionee does not, within the time specified in the Option, exercise his or her Option for all the Shares for which that Option is exercisable on such termination date, then the Option shall terminate with respect to those remaining Shares, and such Shares shall revert to the Plan.

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(h)   Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within such period of time following the date of death as is specified in the Notice of Grant (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate nor by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for twelve (12) months following the Optionee’s date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the time of death, the Optionee was not entitled to exercise the Option for all the Shares, then the Option shall immediately terminate with respect to the Shares covered by the unexercisable portion of such Option, and those Shares shall immediately revert to the Plan. If, after Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not, within the time specified in the Option, exercise the Option for all the Shares for which that Option is exercisable on the date of Optionee’s death, then the Option shall terminate with respect to those remaining Shares, and such Shares shall revert to the Plan.

11. STOCK PURCHASE RIGHTS.

(a)   Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer a Stock Purchase Right under the Plan, it shall advise the Optionee in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Optionee shall be entitled to purchase, the price be paid, and the time within which the Optionee must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Committee.

(b)   Repurchase Option. Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Optionee’s employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Optionee and may be paid by cancellation of any indebtedness of the Optionee to the Company. The repurchase option shall lapse at the rate set forth in the Restricted Stock Purchase Agreement.

(c)   Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each Optionee.

(d) Rights as a Stockholder. One the Stock Purchase Right is exercised, the Optionee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised.

12. LIMITED TRANSFERABILITY OF OPTIONS AND RESTRICTED STOCK.

(a)  During the lifetime of the Optionee, Incentive Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. Nonstatutory Options shall be subject to the same restrictions, except that a Nonstatutory Option may, in connection with the Optionee’s estate plan and at the discretion the Committee, be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding the foregoing, the Optionee may designate a beneficiary of the Optionee’s Incentive Stock Option or Nonstatutory Stock Option in the event of the Optionee’s death on a beneficiary designation form provided by the Committee.

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(b)  Restricted Stock shall be transferable by will and by the laws of descent and distribution, and may, in connection with the holder’s estate plan and at the discretion the Committee, be transferred in whole or in part during the holder’s lifetime to one or more Family Members of the holder or to a trust established exclusively for one or more such Family Members. The terms applicable to the transferred Shares shall be the same as those in effect for the Restricted Stock immediately prior to such transfer and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

13. ADJUSTMENTS.

(a)   In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or any similar transaction), there shall be an adjustment to:

(i) The maximum number and/or kind of Shares that may be granted under this Plan;

(ii) The maximum number and/or kind of Shares for which any Participant may be granted Options and Stock Purchase Rights per fiscal year;

(iii) The number and/or kind of Shares covered by each outstanding Option or Stock Purchase Right; and

(iv) The exercise price per Share in respect of each outstanding Option or Stock Purchase Right.

(b) The Committee may also make such adjustments in the event of a spin-off or other distribution of Company assets or stock to stockholders (other than normal cash dividends).

14. EXTRAORDINARY EVENTS.

(a) The Plan as well as each outstanding Option or Stock Purchase Right shall terminate upon the occurrence of any of the following events (“Extraordinary Events”):

(i) The dissolution, liquidation, or sale of all (or substantially all) of the assets of the Company;

(ii) Any reorganization, merger, or consolidation in which the Company does not survive;

(iii)   The acquisition by any person or group (as defined in Section 13D of the Exchange Act) of beneficial ownership of more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; or

(iv)   Any reorganization, merger, or consolidation in which the Company does survive but the Shares outstanding immediately preceding the transaction are converted by virtue of the transaction into other property, whether in the form of securities, cash, or otherwise. However, in no case will an Extraordinary Event be deemed to have occurred as a result of a sale of stock to the Company or to a holding company established by the Company.

However, outstanding Options or Stock Purchase Rights shall not terminate to the extent they are “Assumed” in connection with the Extraordinary Event. “Assumed” means that pursuant to the Extraordinary Event either (i) the Option or Stock Purchase Right is expressly affirmed by the Company or (ii) the contractual obligations represented by the Option or Stock Purchase Right are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Extraordinary Event with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Option or Stock Purchase Right and the exercise or purchase price thereof which preserves the compensation element of the Option or Stock Purchase Right existing at the time of the Extraordinary Event as determined in accordance with the instruments evidencing the agreement to assume the Option or Stock Purchase Right.

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(b)   If an Extraordinary Event occurs, all Options shall become fully exercisable and all limitations, restrictions and repurchase rights applicable to any outstanding Restricted Stock shall terminate, and the Restricted Stock shall vest immediately prior to the occurrence of such Extraordinary Event. Each Participant shall have the right to exercise any unexpired Option(s) and/or Stock Purchase Right prior to the Extraordinary Event. However, the effectiveness of any such exercise shall be:

(i) Conditioned upon:

(A) The Extraordinary Event actually occurring; and

(B) The Committee’s receipt of the notice of exercise within the time period established by the Committee; and

(ii) Delayed until immediately prior to the Extraordinary Event.

15.   DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Committee makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Committee. The Notice of Grant shall be provided to each Optionee within a reasonable time after the date of such grant.

16. AMENDMENT AND TERMINATION.

(a)   Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan, Option, or Stock Purchase Right shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Committee.

17. CONDITIONS UPON ISSUANCE OF SHARES.

(a)  Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act as well as the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)   Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18. LIABILITY OF COMPANY.

(a)   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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(b)  Grants Exceeding Allotted Shares. If the Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

19. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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APPENDIX E

LETTER FROM KPMG LLP

November 17, 2003

Securities and Exchange Commission
Washington DC 20549

Ladies and Gentlemen:

We were previously principal accountants for Endocare, Inc. (the “Registrant” or the “Company”) and, under the date of February 19, 2002, except as to notes 1 and 15, which are as of March 25, 2002, we reported on the consolidated financial statements of Endocare, Inc. as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999. However, as reported by the Company in a press release dated December 12, 2002, and as disclosed in the Company’s Form 8-K dated March 14, 2003 and Form 8-K/A’s dated May 1, 2003 and May 15, 2003, we subsequently notified the Registrant on December 11, 2002 that this report should no longer be relied upon as it relates to the December 31, 2001 consolidated financial statements. On March 7, 2003, our appointment as principal accountants was terminated. Additionally, as disclosed in the Company’s Form 8-K dated September 19, 2003, we notified the Registrant on September 16, 2003 that the above report as it relates to the Company’s consolidated financial statements as of December 31, 2000, and for the years ended December 31, 2000 and 1999, should no longer be relied on. We have read the Registrant’s statements to be included in its Proxy Statement on Schedule 14A to be dated on or about November 18, 2003, and we agree with such statements, except that we either are not in a position to agree or disagree with certain statements, or we believe such statements are incomplete, as set forth below:

DISMISSAL OF KPMG

We are not in a position to agree or disagree with the statement that the Company’s Board of Directors, upon recommendation of the Audit Committee, approved our dismissal.

The description regarding the basis for our conclusion that we were unable to rely on the representations of the Company’s management is incomplete. We were in the process of performing our quarterly review under Statement on Auditing Standards (“SAS”) No. 71, Interim Financial Information, on the consolidated financial statements of the “Company” as of and for the quarter ended September 30, 2002. On October 29, 2002, we were informed that one of the Company’s Directors had been contacted on October 24, 2002 by Joseph A. Haferman, the acting Corporate Controller, expressing concerns regarding the accounting for several transactions and other matters. At that time, we also were informed that on or about October 24, 2002, the Company’s Audit Committee had directed Brobeck, Phleger and Harrison (“Brobeck”), the Company’s outside legal counsel, to perform an investigation of the matters raised. On October 29, 2002, at the completion of this initial investigation, the Audit Committee informed us that it was satisfied with the results of the initial investigation. However, as this initial investigation had not been performed by individuals with forensic accounting experience, we recommended that a more thorough investigation be performed by individuals with forensic accounting experience. Between October 29, 2002 and December 4, 2002, Brobeck and Deloitte & Touche LLP, at the request of the Audit Committee, performed several subsequent investigations of the matters raised, as well as other matters that were raised by the investigations. At the conclusion of each of the subsequent investigations, the Audit Committee informed us that it was satisfied with the results of the investigations, and that no further investigation was warranted. However, we believed that each of these subsequent investigations confirmed certain of the initial concerns raised by Mr. Haferman, as well as raising additional matters warranting additional investigation. Accordingly, we advised the Audit Committee that we believed that additional investigation was still warranted.

In a letter to the Audit Committee dated December 11, 2002, we notified the Audit Committee that in the course of attempting to complete our SAS No. 71 review as of September 30, 2002, and for the quarter then ended, as well as after considering the results of the investigations discussed above, information came to our attention that lead us to conclude that we were unable to rely on the representations of management. We informed the Audit Committee that it was apparent to us that management prepared financial statements for the quarterly and annual periods in 2002 and 2001 based on information that did not reflect either the facts or substance of certain transactions, the information and representations provided to us did not reflect the actual facts or substance of the transactions, and in several cases we received inconsistent representations from management in relation to the transactions. We provided to the Audit Committee a summary of the various transactions, as described below. We further informed the Audit Committee that no single transaction or misrepresentation formed the basis for our conclusion, but rather it was the pattern and totality of information, and the weight of the evidence that had come into our possession. In addition, we also indicated to the Audit Committee that we had not concluded as to whether any specific transaction or misrepresentation was fraudulent or willfully inappropriate. Also, on December 11, 2002, we recommended to the Audit Committee that a new senior management team should perform its own review and investigation of the matters raised during the various investigations noted above. As of the date of our dismissal, the issues discussed in our letter to the Audit Committee dated December 11, 2002 had not been resolved to our satisfaction.

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In addition, the description of the five specific matters under the heading “Revenue Recognition”, the two specific matters under the heading “Expense Recognition”, and the three specific matters under the heading “Accounts Receivable” (collectively the “Specific Matters”) does not completely represent what we had communicated to the Company’s Audit Committee. The following is what we had communicated in writing to the Audit Committee in the December 11, 2002 letter described above, as it relates to the Specific Matters:

In the course of attempting to complete our SAS No. 71 review as of September 30, 2002, and for the quarter then ended, as well as after considering the results of the investigations noted above, information came to our attention that has lead us to conclude that we are unable to rely on the representations of management. It is apparent to us that management prepared financial statements for the quarterly and annual periods in 2002 and 2001 based on information that did not reflect either the facts or substance of certain transactions. In addition, the information and representations provided to us did not reflect the actual facts or substance of the transactions, and in several cases we received inconsistent representations from management in relation to the transactions. Such transactions during 2002 and 2001 include the following:

•	The Company recorded sales to customers that remained in Company controlled facilities at the time of performing our most recent review procedures. We believe that two of these sales went directly to Company controlled facilities, while the third was shipped to a third party hospital, but returned to a Company-leased facility shortly thereafter. Accordingly, the Company did not have evidence that delivery had occurred under the sales transactions. When we previously inquired about the status of the related unpaid receivables on several occasions, senior management did not inform us that the goods were still in the Company’s possession. We believe that senior management was aware that the goods were still in the Company’s possession, and it is not evident to us that management has considered the applicability of Staff Accounting Bulletin No. 101 to these transactions, particularly the requirement of a fixed delivery schedule and written direction by the customer.

•	The Company recorded sales to customers that were shipped to Company controlled facilities, and then not delivered to the customers until a subsequent accounting period, remaining in Company controlled facilities as of the close of the accounting period the sales were recorded. We believe that senior management was aware of these arrangements, and it is not evident to us that management has considered the applicability of Staff Accounting Bulletin No. 101 to these transactions, particularly the requirement of a fixed delivery schedule and written direction by the customer.

•	There are notations on supporting documentation for at least two expense transactions that could be interpreted that senior management had instructed subordinates to record the related transactions outside of the Company’s normal policies and procedures, and potentially not in accordance with generally accepted accounting principles.

•	There are cash receipts from customers recorded as a reduction of accounts receivable near quarter end, where the underlying check was rejected by the bank for non-sufficient funds prior to the issuance of the financial statements and filing of the Form 10-Q. In each case, we were provided documentation by the Company indicating that the related receivable had been paid when, in fact, it had not. In addition, the financial statements as of June 30, 2002 prepared by management incorrectly reflected these accounts receivable as paid. Senior management has acknowledged to us that they were aware of at least the most significant of these non-sufficient funds checks before the Form 10-Q for the second quarter of 2002 was filed.

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•	There are cash receipts from customers recorded as a reduction of accounts receivable if the customer check was dated prior to the end of the accounting period, even though physical receipt of the check occurred after the end of the accounting period. We believe that senior management was aware of such practice. In addition, the financial statements prepared by management incorrectly reflect these accounts receivable as paid.

•	We are aware of two transactions to acquire assets from customers entered into concurrent to the sale by the Company of products to such customers in the first quarter of 2002. However, only the sales to the customers were recorded in the accounting records at the time of the sale, while the concurrent acquisition of product from the customer was recognized in a different accounting period. We believe that senior management was aware of such concurrent transactions. Further, it is not apparent that management ever considered the applicability of Accounting Principles Board Opinion No. 29 to these transactions.

•	Invoices for products or services have not been accrued in the proper accounting period, though there is evidence that senior management was aware of the existence of certain of these liabilities at the time the financial statements were prepared and the related Form 10-Q was filed.

•	A customer concession was granted by senior management some period of time after the date of the original sale to facilitate payment of an outstanding account receivable by the customer. This concession was characterized as a “consulting” arrangement, and the related agreement was back-dated. We have not seen any evidence consulting services were, or will be, performed. Further, the concession was recorded in a period subsequent to when the cash receipt was recorded, despite the apparent linkage between the concession and the payment of cash by the customer.

•	All of the revenue related to certain multiple-element sales was fully recorded in a single accounting period, though certain of the components were not delivered until a subsequent accounting period. The financial statements prepared by management incorrectly reflected the full amount of the sales in the periods the initial elements were delivered.

•	Sales to one particular customer were ultimately delivered to a warehouse secured and paid for by a Company sales representative. The sales representative was then reimbursed for the cost of the warehouse through his expense report. However, the accounting records noted the sale was delivered to the customer location. When we inquired about the status of the related unpaid receivable on several occasions, senior management did not inform us that the goods were still in the Company’s possession. We believe senior management was aware of this arrangement, and it is not evident to us that management has considered the applicability of Staff Accounting Bulletin No. 101 to this transaction.

Also, the description as to the basis for our conclusion to withdraw our auditors’ report on the consolidated financial statements of the Company as of December 31, 2000 and for the years ended December 31, 2000 and 1999 is not complete. By letter dated September 3, 2003, which we received on September 4, we were notified by the successor auditor, Ernst & Young LLP (“Ernst & Young”), that during its audit of the consolidated financial statements of the Company as of December 31, 2001 and 2002 and for the years then ended, and their subsequent events procedures, certain matters came to their attention that they believed would have a material effect on the consolidated financial statements of the Company as of December 31, 2000 and for the year then ended, previously audited by us. Based on our review of the information provided to us by Ernst & Young, it appeared to us that management prepared financial statements for the 2000 and 1999 annual periods that did not reflect either the facts or substance of certain transactions. In addition, it became apparent to us that certain information and representations provided to us at the time of performing our audit of the 2000 and 1999 annual financial statements did not reflect the actual facts or substance of the transactions, and we received inconsistent representations from management in relation to certain transactions.

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The statement that “The Form 8-K indicated that the Company’s Audit Committee had investigated the matters described above and expressed certain views with respect to such matters” is incomplete. The statement is incomplete in that the referenced Form 8-K (and subsequent amendments) expressed the Audit Committee’s conclusions about the facts, substance or interpretations for many of the specific transactions we had identified in our letter of December 11, 2002.

We are not in a position to agree or disagree with the statement that the Company’s Audit Committee had investigated these matters or with the statement that the Company had asked its new independent auditor, Ernst & Young LLP, to consider the issues raised in the “KPMG Letter” in connection with its re-audit of the Company’s financial statements for the fiscal years 2000 and 2001, and the audit for the fiscal year ended December 31, 2002. We are also not in a position to agree or disagree with the statement that the Audit Committee has overseen an additional investigation and discussed extensively with Ernst &Young the results of its reaudits of the Company’s financial statements, that the Audit Committee has reconsidered its views and conclusions expressed in the Form 8-K or that the views expressed in the proxy statement are the only views on the subject that the Audit Committee currently holds.

We believe that the statement “…after its receipt of the KPMG Letter, the Audit Committee was unable to discuss with KPMG the specific transactions described in the KPMG Letter, because KPMG declined to resume any services on behalf of the Company unless and until KPMG’s concerns regarding its ability to rely on representations of the Company’s then-senior management had been resolved to KPMG’s satisfaction” is inaccurate.  This statement is inaccurate in that we did, in fact, discuss with the Audit Committee many of the specific transactions described in the KPMG Letter when it was delivered to the Audit Committee on December 11, 2002, and as well as on several occasions prior to that date.  We also never expressed to the Audit Committee our unwillingness to discuss the specific transactions subsequent to that date.

We are also not in a position to agree or disagree with the statement that the Audit Committee has not come to the conclusion that there was any fraud or intentional wrongdoing associated with the activities of the Company’s management.

APPOINTMENT OF ERNST & YOUNG LLP

We are not in a position to agree or disagree with any of the statements in this section.

RECOMMENDATION OF THE BOARD OF DIRECTORS

We are not in a position to agree or disagree with any of the statements in this section.

Very truly yours,

KPMG LLP

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